                                                                     EXHIBIT 2.1

                             ACQUISITION AGREEMENT,
                                   AS AMENDED

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE 1   PURCHASE AND SALE; MERGERS; PURCHASE PRICE..................    2
  1.1       Purchase and Sale...........................................    2
  1.2       Mergers.....................................................    2
  1.3       Purchase Price..............................................    5
  1.4       Blocker Corp. Tax...........................................    6
  1.5       Pre-Closing Escrow Shares; Registration Rights Agreement....    6
  1.6       Escrow Agreement............................................    7
ARTICLE 2   APPLICATION TO AND CONSENT BY COMMISSION....................    7
  2.1       Commission Consent..........................................    7
  2.2       Application for Commission Consent..........................    7
  2.3       Absence of Commission Consent...............................    8
  2.4       Definition of Final Order...................................    8
  2.5       Effect of Termination.......................................    8
ARTICLE 3   CLOSING; DELIVERIES.........................................    8
  3.1       Closing.....................................................    8
  3.2       Deliveries by Seller Parties................................    8
  3.3       Deliveries by Buyer Parties.................................   10
  3.4       Further Assurances..........................................   10
ARTICLE 4   CLOSING CONDITIONS..........................................   11
  4.1       Conditions Precedent to the Obligations of the Buyer
            Parties.....................................................   11
  4.2       Conditions Precedent to the Obligations of the Seller
            Parties.....................................................   11
ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF SELLERS AND ENTITIES......   13
  5.1       Organization and Ownership Structure of the Companies;
            Standing and Qualification..................................   13
  5.2       Absence of Equity Investments...............................   13
  5.3       Authorization; No Violation.................................   13
  5.4       Financial Statements........................................   14
  5.5       Litigation..................................................   14
  5.6       Compliance; Properties; Authorizations......................   14
  5.7       Assets......................................................   15
  5.8       Contracts...................................................   16
  5.9       Accounts Receivable.........................................   16
  5.10      Insurance...................................................   16
  5.11      Absence of Changes or Events since Balance Sheet Date.......   17
  5.12      Intangibles.................................................   17
  5.13      Environmental Matters.......................................   18
  5.14      Employee Benefits...........................................   18
  5.15      Labor Matters...............................................   20
  5.16      Absence of Undisclosed Liabilities..........................   20

                                                                           PAGE
                                                                           ----
  5.17      Taxes.......................................................   20
  5.18      Barter......................................................   21
  5.19      Related Party Relationships.................................   21
  5.20      Disclosure..................................................   21
  5.21      Closing Expenses............................................   21
ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF MEMBERS...................   21
  6.1       Title to Membership Interests...............................   21
  6.2       Capacity, Power and Authority...............................   21
  6.3       Authorization; No Violation.................................   21
  6.4       Litigation..................................................   22
ARTICLE 7   REPRESENTATIONS AND WARRANTIES OF BACI......................   22
  7.1       Organization and Standing...................................   22
  7.2       Capitalization..............................................   22
  7.3       Authorization; No Violation.................................   23
  7.4       Litigation..................................................   23
  7.5       No Investments, Operations, Liabilities.....................   23
  7.6       Taxes.......................................................   23
ARTICLE 8   REPRESENTATIONS AND WARRANTIES OF ALLIED BLOCKER CORP. AND
            ALLIED BLOCKER CORP. SHAREHOLDERS...........................   24
  8.1       Organization and Standing...................................   24
  8.2       Capitalization..............................................   24
  8.3       Authorization; No Violation.................................   24
  8.4       Litigation..................................................   25
  8.5       No Investments, Operations, Liabilities.....................   25
  8.6       Taxes.......................................................   25
ARTICLE 9   REPRESENTATIONS AND WARRANTIES OF BLOCKER CORP.
            SHAREHOLDERS................................................   26
  9.1       Title to Shares.............................................   26
  9.2       Capacity, Power and Authority...............................   26
  9.3       Authorization; No Violation.................................   26
  9.4       Litigation..................................................   26
ARTICLE 10  REPRESENTATIONS AND WARRANTIES OF BUYER.....................   27
  10.1      Organization and Standing...................................   27
  10.2      Capitalization..............................................   27
  10.3      Authorization; No Violation.................................   27
  10.4      Litigation..................................................   28
  10.5      Merger Shares and Stock Consideration.......................   28
  10.6      Buyer SEC Documents.........................................   28
  10.7      Financing...................................................   28
  10.8      Significant Subsidiaries; Buyer Parties.....................   29
  10.9      Proxy Statement; Registration Statement.....................   29
  10.10     Material Contracts..........................................   29

                                                                           PAGE
                                                                           ----
  10.11     FCC Qualifications..........................................   29
  10.12     Legally Required Shareholder Vote...........................   30
  10.13     Investment Representations of the Buyer Parties.............   30
  10.14     [intentionally deleted].....................................   30
  10.15     No Investments, Operations, Liabilities.....................   30
  10.16     Disclosure..................................................   30
  10.17     Tax Representations.........................................   30
  10.18     Commission Authorizations...................................   30
  10.19     Investment Company..........................................   31
ARTICLE 11  SECURITIES LAWS.............................................   31
  11.1      No Registration Statement...................................   31
  11.2      Investment Representations of Sellers.......................   31
  11.3      Conditions Precedent to Transfer of Merger Shares and Stock
            Consideration...............................................   31
ARTICLE 12  CERTAIN COVENANTS...........................................   32
  12.1      Conduct of Business.........................................   32
  12.2      Operations of Each of Companies.............................   33
  12.3      Conduct of Blocker Corps. Business..........................   33
  12.4      Conduct of Buyer's Business; Operations of Buyer............   34
  12.5      Changes in Information......................................   34
  12.6      Restrictions on Buyer.......................................   34
  12.7      Access to Information.......................................   34
  12.8      No Shop.....................................................   35
  12.9      Environmental Notices.......................................   35
  12.10     Supplying of Financial Statements...........................   35
  12.11     Non-Compete Agreements......................................   35
  12.12     HSR Filings.................................................   35
  12.13     Shareholder Meeting; SEC Filings............................   35
  12.14     Public Announcement.........................................   36
  12.15     Filing of Tax Returns.......................................   36
  12.16     Certain Taxes and Fees......................................   36
  12.17     Evidence of Title...........................................   36
  12.18     Surveys.....................................................   37
  12.19     Environmental Audits........................................   37
  12.20     Inspections, Reports and Studies............................   37
  12.21     Buyer's Actions.............................................   37
  12.22     Confidentiality.............................................   38
  12.23     Voting Agreement; Class B Consent...........................   38
  12.24     Information Provided by Sellers.............................   38
  12.25     Tax Matters.................................................   38
  12.26     Termination Payments........................................   38

                                                                           PAGE
                                                                           ----
ARTICLE 13  TERMINATION.................................................   39
  13.1      Termination.................................................   39
  13.2      Effect of Termination.......................................   40
  13.3      Specific Performance........................................   40
ARTICLE 14  INDEMNIFICATION.............................................   41
  14.1      General Obligation to Indemnify.............................   41
  14.2      Excluded Taxes; Indemnification by the Sellers..............   42
  14.3      Survival and Other Matters..................................   43
  14.4      Provisions Regarding Indemnification........................   44
  14.5      Tax Consequences............................................   44
  14.6      Exclusive Remedy............................................   44
ARTICLE 15  DEFINITIONS.................................................   44
ARTICLE 16  MISCELLANEOUS...............................................   51
  16.1      Binding Agreement...........................................   51
  16.2      Assignment..................................................   51
  16.3      Law To Govern...............................................   51
  16.4      Notices.....................................................   52
  16.5      Fees and Expenses...........................................   53
  16.6      Entire Agreement............................................   53
  16.7      Aurora Management Group, LLC Matters........................   53
  16.8      Waivers.....................................................   53
  16.9      Severability................................................   53
  16.10     No Third-Party Beneficiaries................................   53
  16.11     Appointment of Sellers' Representatives.....................   53
  16.12     Choice of Law, Submission to Jurisdiction, Etc. ............   54
  16.13     Counterparts................................................   55
  16.14     Headings....................................................   55
  16.15     Use of Terms................................................   55
  16.16     Survival....................................................   55

EXHIBITS
--------
Exhibit 1.1               Form of Membership Assignment
Exhibit 1.6               Form of Escrow Agreement
Exhibit 3.2(m)            Form of FCC Opinion
Exhibit 3.2(r)            Form of Class B Shareholder Agreement
Exhibit 3.3(g)            Form of FCC Opinion
Exhibit 15                Form of Warrant

SCHEDULES
---------
Schedule 1                Merger Shares, Subject Percentage Interests, etc.
Schedule 4.2(i)           Settlement Amounts
Schedule 5.1(a)           States of Incorporation and Qualification
Schedule 5.1(b)           Membership Interests
Schedule 5.2              Absence of Equity Investments
Schedule 5.3              No Conflicts
Schedule 5.4              Indebtedness
Schedule 5.5              Litigation
Schedule 5.6(a)           Compliance
Schedule 5.6(b)           Commission Authorizations
Schedule 5.6(c)           License Renewal Applications, etc.
Schedule 5.7(a)           Real Property
Schedule 5.7(b)           Personal Property
Schedule 5.7(c)           Permitted Liens
Schedule 5.8(a)           Contracts
Schedule 5.8(b)           Guarantees, Loans, etc.
Schedule 5.8(c)           Agency and Representative Agreements
Schedule 5.9              Accounts Receivable
Schedule 5.10             Insurance
Schedule 5.11             Absence of Changes
Schedule 5.12             Intangibles
Schedule 5.13             Environmental Matters
Schedule 5.14(a)          Employees
Schedule 5.14(c)          Changes to Benefit Plan
Schedule 5.14(e)          Severance Pay, etc.
Schedule 5.14(f)          Unresolved Claims
Schedule 5.16             Undisclosed Liabilities
Schedule 5.17             Taxes
Schedule 5.18             Barter Agreements
Schedule 5.19             Related Party Relationship
Schedule 5.21             Closing Expenses
Schedule 6.1              Title to Membership Interests
Schedule 6.3              Consents
Schedule 6.4              Litigation
Schedule 7.1              States of Incorporation and Qualifications
Schedule 7.2              Capitalization
Schedule 7.5              No Investments, Operations, etc.
Schedule 8.1              States of Incorporation and Qualification
Schedule 8.2              Capitalization
Schedule 9.3              Consents
Schedule 9.4              Litigation
Schedule 10.3             Consents, Authorizations, etc.
Schedule 10.4             Litigation
Schedule 12.1(e)          Dividends and Distributions

SCHEDULES
---------
Schedule 12.1(h)          Employee Benefit Plan
Schedule 12.1(k)          Loans, Asset Sales, etc.
Schedule 12.1(m)          Asset Acquisition, etc.
Schedule 12.4             Conduct of Business
Schedule 12.11            Non-Compete Agreements
Schedule 12.26            Termination Payments
Schedule 13.1(c)          BACI Termination
Schedule 14.1             Allied Percentage Interest
Schedule 14.3             Indemnification Cap
Schedule 16.7             Aurora Management Group Interests

                             ACQUISITION AGREEMENT

     This Agreement (the "Agreement"), dated as of November 18, 2001, by and among the following parties: (i) CUMULUS MEDIA INC. an Illinois corporation ("Buyer"); (ii) BA BLOCKER ACQUISITION CORP., a Delaware corporation ("BA Blocker Acquisition Corp."); (iii) AA BLOCKER ACQUISITION CORP., a Delaware corporation ("Allied Blocker Acquisition Corp." and, together with Buyer and BA Blocker Acquisition Corp. the "Buyer Parties"); (iv) AURORA COMMUNICATIONS, LLC, a Delaware limited liability company (the "Company"); (v) AURORA MANAGEMENT, INC., a Delaware corporation ("BA Blocker Corp."); (vi) ALLIED AURORA ACQUISITION CORP., a Maryland corporation ("Allied Blocker Corp.," BA Blocker Corp. together with Allied Blocker Corp. being hereinafter sometimes referred to as the "Blocker Corps."; and Blocker Corps. together with Company being hereinafter sometimes referred to as the "Entities"); (vii) ALLIED CAPITAL CORPORATION, a Maryland corporation ("Allied Capital") and ALLIED INVESTMENT CORPORATION, a Maryland corporation ("Allied Investment" and together with Allied Capital the "Allied Blocker Corp. Shareholders"); (viii) those certain entities and individuals identified on Appendix A hereto as the "BA Blocker Corp. Shareholders" (and together with Allied Blocker Corp. Shareholders, the "Blocker Corp. Shareholders"); (ix) those certain entities and individuals identified on Appendix A hereto as the "Members" (together with Blocker Corp. Shareholders, being hereinafter sometimes referred to as "Sellers"); and (x) FRANK OSBORN, a resident of the State of Connecticut, and BACI, both in their capacities as "Sellers' Representatives" (the Sellers' Representatives, together with the Company, Blocker Corps. and Sellers being hereinafter sometimes referred to as the "Seller Parties").

                                  WITNESSETH:

     WHEREAS, the Company owns and operates through the Subsidiaries the following radio stations, which broadcast radio programming into the markets indicated:

STATION                                                      MARKET
-------                                                      ------
WFAS -- FM...............................   White Plains/Westchester County
WFAS -- AM...............................   White Plains/Westchester County
WFAF -- FM...............................   Mount Kisco/Westchester County
WEBE -- FM...............................   Westport/Bridgeport, CT
WICC -- AM...............................   Bridgeport, CT
WRKI -- FM...............................   Brookfield/Danbury, CT
WAXB -- FM...............................   Patterson, NY/Danbury, CT
WINE -- AM...............................   Brookfield/Danbury, CT
WPUT -- AM...............................   Brewster, NY/Danbury, CT
WALL -- AM...............................   Middletown, NY
WPDH -- FM...............................   Poughkeepsie, NY
WPDA -- FM...............................   Jeffersonville/Poughkeepsie, NY
WRRB -- FM...............................   Arlington/Poughkeepsie, NY
WZAD -- FM...............................   Wurtsboro/Poughkeepsie, NY
WCZX -- FM...............................   Hyde Park/Poughkeepsie, NY
WEOK -- AM...............................   Poughkeepsie, NY
WKNY -- AM...............................   Kingston/Poughkeepsie, NY
WRRV -- FM...............................   Newburgh-Middletown, NY

(the "Stations"), pursuant to certain authorizations issued by the Federal Communications Commission (the "Commission" or "FCC") and the Company owns or leases through the Subsidiaries assets used or useful in connection with the operation of the Stations;

     WHEREAS, BA Blocker Corp. Shareholders are the current holders of all of the issued and outstanding shares of capital stock of BA Blocker Corp., Allied Blocker Corp. Shareholders are the current holders of all of the issued and outstanding shares of capital stock of Allied Blocker Corp., and Blocker Corps. and the Members own all of the outstanding membership interests in the Company;

     WHEREAS, the Company owns all of the outstanding membership interests of Aurora Holding, L.L.C., a Delaware limited liability company ("Aurora Holding") and Aurora Holding holds all of the outstanding membership interests in Operating Subsidiaries and License Subsidiaries;

     WHEREAS, each of the BA Blocker Corp. Shareholders and Allied Blocker Corp. Shareholders desires to sell to BA Blocker Acquisition Corp. and AA Acquisition Corp. all of its issued and outstanding shares of capital stock of BA Blocker Corp. and Allied Blocker Corp. as applicable, and each Member desires to sell to the Buyer its membership interests in the Company such that the Buyer Parties will acquire upon the closing of the transactions provided for herein directly, or indirectly, all of the membership interests in the Company;

     WHEREAS, the Board of Directors of each of the Buyer Parties has approved this Agreement, and deems it advisable and in the best interests of the shareholders of such Buyer Party to consummate the transactions contemplated by this Agreement, and the sole shareholder of each of BA Blocker Acquisition Corp. and Allied Blocker Acquisition Corp. has approved this Agreement and the consummation of the transactions contemplated by this Agreement;

     WHEREAS, all limited liability company or corporate authorizations requisite for the execution of delivery of this Agreement and the consummation of the transactions provided for herein by and in respect of each of the Entities and Sellers, which are not natural persons have been obtained;

     WHEREAS, each of the Sellers has agreed to appoint each of the Sellers' Representatives as attorney-in-fact as provided for herein; and

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                   PURCHASE AND SALE; MERGERS; PURCHASE PRICE

     1.1 Purchase and Sale. Subject to the terms and conditions hereinafter set forth at the Closing each of the Members shall sell, assign, transfer, convey and deliver to Buyer, free and clear of all Liens, all of such Member's membership interests in the Company (collectively, the "Membership Interests"). The sale, assignment, transfer and conveyance of the Membership Interests shall be evidenced by delivery to Buyer of assignments of such Membership Interests in the form attached as Exhibit 1.1 hereto (the "Membership Assignments"), executed by each of the Members in respect of its Membership Interests.

     1.2  Mergers.

          1.2.1  Merger of BA Blocker Corp.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, which shall constitute a "plan of reorganization" for purposes of Section 368 of the Code, and in accordance with the Delaware Code, BA Blocker Corp. shall be merged with and into BA Blocker Acquisition Corp. (the "BA Merger") at Closing. Following the BA Merger, BA Blocker Acquisition Corp. shall continue as the surviving corporation (the "BA Surviving Corporation") and the separate corporate existence of the BA Blocker Corp. shall cease.

          (b) A certificate of merger (the "Certificate of Merger) shall be duly prepared and executed in accordance with the Delaware Code and delivered on the Closing Date to the Secretary of State of the State of Delaware for filing. The BA Merger shall become effective upon the date and time of the filing of the Certificate of Merger or such other date and time as Buyer and the Sellers' Representatives shall agree and specify in the Certificate of Merger (the time the BA Merger becomes effective being referred to as the "BA Effective Time"). The BA Merger shall have the effects set forth in the Delaware Code.

          (c) The Certificate of Incorporation of BA Blocker Acquisition Corp. as in effect immediately preceding the BA Effective Time shall be the Certificate of Incorporation of the BA Surviving Corporation. The Bylaws of BA Blocker Acquisition Corp. as in effect immediately preceding the BA Effective Time shall be the Bylaws of the BA Surviving Corporation.

          (d) The directors of BA Blocker Acquisition Corp. immediately prior to the BA Effective Time shall be the directors of the BA Surviving Corporation and shall hold office from the BA Effective Time until their respective successors are duly elected or appointed and qualified in a manner provided in the Certificate of Incorporation and Bylaws of BA Surviving Corporation, or as otherwise provided by law.

          (e) The officers of BA Blocker Acquisition Corp. immediately prior to the BA Effective Time shall be the officers of the BA Surviving Corporation and shall hold office from the BA Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the BA Surviving Corporation, or as otherwise provided by law.

          (f) The shares of BA Blocker Corp. Stock issued and outstanding immediately prior to the BA Effective Time shall, at the BA Effective Time, by virtue of the BA Merger and without any action on the part of the holders thereof, be converted into the right to receive (i) that number of shares of Class B Common Stock, $.01 par value ("Class B Common Stock") set forth on Schedule 1 hereto, (ii) that number of shares of Class A Common Stock, $.01 par value of Buyer ("Class A Common Stock") set forth on
     Schedule 1 (such shares of Class B Common Stock and Class A Common Stock, collectively, the "BA Merger Shares"), and (iii) Warrants exercisable for that number of Warrant Shares set forth on Schedule 1 hereto, deliverable to the holders thereof without interest on the value thereof in the relative amounts set forth on Schedule 1. At the BA Effective Time, certificates which formerly represented shares of BA Blocker Corp. Stock shall only represent the right to receive the BA Merger Shares upon surrender of such certificates to Buyer.

          (g) Each share of BA Blocker Corp. Stock held in the treasury of the BA Blocker Corp. immediately prior to the BA Effective Time shall, at the BA Effective Time, by virtue of the BA Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist.

          (h) Each share of BA Blocker Acquisition Corp. Stock issued and outstanding immediately prior to the BA Effective Time shall, at the BA Effective Time, by virtue of the BA Merger and without any action on the part of the holder thereof, be converted into one share of common stock, $.01 par value, of BA Surviving Corporation.

          (i) The BA Merger Shares shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

          (j) The number of BA Merger Shares and Warrant Shares and the exercise price of the Warrants shall be adjusted to reflect any stock dividends, combinations, splits or similar recapitalization events occurring or having occurred between the date of this Agreement and the Closing with respect to the Class A Common Stock, if any. In addition to any adjustments required by the preceding sentence, the number of BA Merger Shares and Warrant Shares that are shares of Class B Common Stock shall be adjusted to reflect any stock dividends, combinations, splits or similar recapitalization events occurring or having occurred between the date of this Agreement and the Closing with respect to the Class B Common Stock, if any.

          1.2.2  Merger of Allied Blocker Corp.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, which shall constitute a "plan of reorganization" for purposes of Section 368 of the Code, and in accordance with the Delaware Code and the Maryland Code, Allied Blocker Acquisition Corp. shall be merged with and into Allied Blocker Corp. (the "Allied Merger") at Closing. Following the Allied Merger, Allied Blocker Corp. shall continue as the surviving corporation (the "Allied Surviving Corporation") and the separate corporate existence of the Allied Blocker Acquisition Corp. shall cease.

          (b) Articles of merger (the "Articles of Merger") shall be duly prepared and executed in accordance with the Maryland Code and delivered on the Closing Date to the Secretary of State of the State of Delaware and of Maryland for filing. The Allied Merger shall become effective upon the date and time of the filing of the Articles of Merger, or such other date and time as Buyer and the Sellers' Representatives shall agree and specify in the Articles of Merger (the time the Allied Merger becomes effective being referred to as the "Allied Effective Time"). The Allied Merger shall have the effects set forth in the Delaware Code and Maryland Code.

          (c) The Articles of Incorporation of Allied Blocker Acquisition Corp. as in effect immediately preceding the Allied Effective Time shall be the Articles of Incorporation of the Allied Surviving Corporation. The Bylaws of Allied Blocker Acquisition Corp. as in effect immediately preceding the Allied Effective Time shall be the Bylaws of the Allied Surviving Corporation.

          (d) The directors of Allied Blocker Acquisition Corp. immediately prior to the Allied Effective Time shall be the directors of the Allied Surviving Corporation and shall hold office from the Allied Effective Time until their respective successors are duly elected or appointed and qualified in a manner provided in the Articles of Incorporation and Bylaws of Allied Surviving Corporation, or as otherwise provided by law.

          (e) The officers of Allied Blocker Acquisition Corp. immediately prior to the Allied Effective Time shall be the officers of the Allied Surviving Corporation and shall hold office from the Allied Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Allied Surviving Corporation, or as otherwise provided by law.

          (f) The shares of Allied Blocker Corp. Stock issued and outstanding immediately prior to the Allied Effective Time shall, at the Allied Effective Time, by virtue of the Allied Merger and without any action on the part of the holders thereof, be converted into the right to receive (i) that number of shares of Class A Common Stock set forth on Schedule 1 hereto (such shares of Class A Common Stock, the "Allied Merger Shares" and, together with the BA Merger Shares, collectively, the "Merger Shares") and (ii) Warrants exercisable for that number of Warrant Shares set forth on Schedule 1 hereto, deliverable to the holders thereof without interest on the value thereof in the relative amounts set forth on Schedule 1. At the Allied Effective Time, certificates which formerly represented shares of Allied Blocker Corp. Stock shall only represent the right to receive the Allied Merger Shares upon surrender of such certificates to Buyer.

          (g) Each share of Allied Blocker Corp. Stock held in the treasury of the Allied Blocker Corp. immediately prior to the Allied Effective Time shall, at the Allied Effective Time, by virtue of the Allied Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist.

          (h) Each share of Allied Blocker Acquisition Corp. Stock issued and outstanding immediately prior to the Allied Effective Time shall, at the Allied Effective Time, by virtue of the Allied Merger and without any action on the part of the holder thereof, be converted into one share of common stock, $.01 par value, of Allied Surviving Corp.

          (i) The Allied Merger Shares shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

          (j) The number of Allied Merger Shares and Warrant Shares and the exercise price of the Warrants shall be adjusted to reflect any stock dividends, combinations, splits or similar recapitalization events occurring or having occurred between the date of this Agreement and the Closing with respect to the Class A Common Stock, if any.

     1.3  Purchase Price.

          1.3.1 Purchase Price Elements. The aggregate consideration to be paid by Buyer for the Membership Interests shall consist of the Stock Consideration and Cash Consideration.

          1.3.2 Stock Consideration. Subject to the provisions of Section 1.6 hereof, Buyer shall deliver share certificates at Closing representing that number of shares of Class A Common Stock set forth on Schedule 1 hereto (the "Stock Consideration") and Warrants exercisable for that number of Warrant Shares set forth on Schedule 1 hereto to the Members in the relative amounts set forth on Schedule 1; provided, however, that the number of shares of Stock Consideration and Warrant Shares and the exercise price of the Warrants shall be adjusted to reflect any stock dividends, combinations, splits or similar recapitalization events occurring or having occurred between the date of this Agreement and the Closing with respect to the Class A Common Stock, if any. A portion of the Stock Consideration shall be delivered at Closing to the Escrow Agent as provided for in
     Section 1.6 hereof.

          1.3.3 Cash Consideration. At the Closing, the Buyer shall pay the following:

             (i) To each of the Members, their respective Cash Percentage of an amount equal to (A) $93 million; (B) minus the amount of the Non-Compete Payments; (C) minus the Existing Debt Payoff Amount; (D) minus the Escrow Amount (each a "Closing Payment" and collectively, the "Closing Payments"), in cash, payable by wire transfer or delivery of other immediately available funds. The Closing Payments shall be made to a bank account designated by each of the Members as set forth on Schedule 1 hereto.

             (ii) To the Escrow Agent, the Escrow Amount in cash, if any, payable into the Escrow Account (as defined in the Escrow Agreement) by wire transfer or delivery of other immediately available funds, with the Escrow Amount credited to the respective individual accounts of the Sellers as set forth on Schedule 1 hereto.

             (iii) To the Lenders, the Existing Debt Payoff Amount as provided in Section 1.3.5.

          1.3.4 Non-Compete Payment. At the Closing, the Buyer shall pay one thousand dollars ($1,000.00) to each Seller executing a Non-Compete Agreement simultaneously herewith, in cash by wire transfer or delivery of other immediately available funds (collectively, the "Non-Compete Payments"). The Non-Compete Payments shall be made to a bank account designated by each such Seller.

          1.3.5 Existing Debt Payoff Amount. As soon as practicable, but in no event later than five (5) days before the Closing Date, the Company shall deliver to Buyer a pay-off letter or similar statement in customary form from each of the Lenders setting forth the amount of each debt constituting the Existing Debt (such amounts collectively the "Existing Debt Payoff Amount"). At Closing, Buyer shall pay to the Lenders, an amount equal to the Existing Debt Payoff Amount, in cash, payable by wire transfer or delivery of other immediately available funds, as directed by the applicable Lender.

          1.3.6 Merger Shares. At Closing, the Blocker Corp. Shareholders shall deliver to Buyer certificates representing their Shares free and clear of all Liens. In exchange therefor, subject to the provisions of
     Section 1.6, Buyer shall deliver to Blocker Corp. Shareholders certificates representing the Merger Shares, and Warrants, each in the relative amounts and in the class set forth on Schedule 1. A portion of the Merger Shares shall be delivered at Closing to the Escrow Agent as provided for in Section 1.6 hereof.

     1.4  Blocker Corp. Tax.

     (a) No later than ten (10) days prior to the Closing Date, (i) the Company shall prepare and deliver to the Buyer a computation of the Blocker Corp. Tax for BA Blocker Corp. (the "BA Blocker Corp. Tax Amount") and (ii) Allied Blocker Corp. shall prepare and deliver to the Buyer a computation of the Blocker Corp. Tax for Allied Blocker Corp. (the "Allied Blocker Corp. Tax Amount" and, together with the BA Blocker Corp. Tax Amount, the "Blocker Corp. Tax Amount"). Absent a good faith objection of the Buyer, delivered no later than five (5) days prior to the Closing Date as to the computation of the Blocker Corp. Tax Amount for either of the Blocker Corps., such estimate shall be used solely to effectuate the Closing and, absent a dispute properly submitted in accordance with Section 1.4(b), shall be conclusive and binding on the parties hereto. Should the Buyer object to the Blocker Corp. Tax Amount for either of the Blocker Corps., it shall provide in writing its proposed adjustment to the computation of such Blocker Corp. Tax Amount and such Buyer-adjusted amount shall be considered such Blocker Corp. Tax Amount solely to effectuate the Closing and, absent a dispute properly submitted in accordance with Section 1.4(b), shall be conclusive and binding on the parties hereto. The Company, on behalf of BA Blocker Corp., and Allied Blocker Corp. Shareholders, respectively, shall pay to Buyer at Closing the BA Blocker Corp. Tax Amount and Allied Blocker Corp. Tax Amount, respectively, in cash, payable by wire transfer or delivery of other immediately available funds. At Closing, the BA Blocker Corp. Shareholders shall reimburse the Company for such portion of the BA Blocker Tax Amount which is not the responsibility of the Company pursuant to the Company LLC Agreement.

     (b) In the event that Buyer, BA Blocker Corp. or Allied Blocker Corp. has a dispute with respect to the BA Blocker Corp. Tax Amount or the Allied Blocker Corp. Tax Amount used to effectuate the Closing, (i) the disputing party shall provide written notice of such dispute to the non-disputing party and (ii) shall submit the dispute for resolution to the Accounting Expert who shall, sitting as experts and not as arbitrators, resolve the dispute. The fees of the Accounting Expert shall be paid equally by the BA Blocker Corp. Shareholders and the Buyer, or by the Allied Blocker Corp. Shareholders and Buyer, as the case may be. The Blocker Corp. Shareholders, the Company and their respective accountants, shall each make readily available to the Accounting Expert all relevant work papers and books and records relating to the Blocker Corps. The Accounting Expert shall make a determination as soon as practicable but in any event within thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and its resolution of the dispute and its adjustments to the BA Blocker Corp. Tax Amount or the Allied Block Corp. Tax Amount shall be conclusive and binding upon the parties hereto. Within five (5) days of the determination of the BA Blocker Corp. Tax Amount or the Allied Blocker Corp. Tax Amount, Buyer or the Company on the one hand, or Allied Blocker Corp. Shareholders or Buyer on the other hand, as the case may be, shall pay to the other any difference between such amount and the BA Blocker Corp. Tax Amount or the Allied Blocker Corp. Tax Amount used to effectuate Closing, if any. Any payment pursuant to this Section 1.4(b) shall be by wire transfer or delivery of other immediately available funds as directed by the Buyer or the Company or Allied Blocker Corp. Shareholders, as the case may be. The BA Blocker Corp. Shareholders shall immediately reimburse the Company for the portion of any payment in respect of the BA Blocker Corp. Tax Amount made by the Company which is not the responsibility of the Company pursuant to the Company LLC Agreement and the Company shall immediately distribute to the BA Blocker Corp. Shareholders the portion of any payment received by the Company in respect of the BA Blocker Corp. Tax Amount previously reimbursed to the Company by the BA Blocker Corp. Shareholders.

     1.5  Pre-Closing Escrow Shares; Registration Rights Agreement.

     (a) Simultaneously with the execution and delivery of this Agreement, Buyer shall deliver to the Pre-Closing Escrow Agent a certificate or certificates representing 770,000 shares of Class A Common Stock (the "Pre-Closing Escrow Shares"). The Pre-Closing Escrow Agent shall hold and disburse the Pre-

Closing Escrow Shares under the terms of an escrow agreement (the "Pre-Closing Escrow Agreement") in the form previously agreed upon by the parties, which is being executed and delivered by Buyer, the Company, the Sellers' Representatives on behalf of Sellers, and the Pre-Closing Escrow Agent simultaneously with the execution and delivery of this Agreement.

     (b) Simultaneously with the execution and delivery of this Agreement, Buyer, the Company and Sellers, are executing and delivering a registration rights agreement in connection with the Pre-Closing Escrow Shares, Merger Shares, Stock Consideration and Warrant Shares (the "Registration Rights Agreement"), in the form previously agreed upon by the parties.

     1.6 Escrow Agreement. Buyer and Sellers' Representatives covenant to enter at the Closing into an escrow agreement substantially in the form of
Exhibit 1.6 hereto (the "Escrow Agreement"). At the Closing, Buyer shall deliver on behalf of Sellers to the Escrow Agent certificates representing (i) the number of the Merger Shares that are otherwise to be delivered to the Blocker Corp. Shareholders pursuant to this Agreement, and (ii) the number of shares of the Stock Consideration otherwise to be delivered to the Members pursuant to this Agreement, along with executed in blank stock transfers for each certificate, equal in aggregate Market Value to Five Million Dollars ($5,000,000) less the Escrow Amount, if any (collectively, the "Escrow Shares"), such Escrow Shares to be withheld from the Merger Shares and Stock Consideration otherwise deliverable to each of the Blocker Corp. Shareholders and Members in the relative amounts and in the class set forth in Schedule 1. In addition, at the Closing the Buyer shall pay to the Escrow Agent by wire transfer of immediately available funds an amount, if any, determined by the Sellers' Representatives which shall be less than or equal to Five Million Dollars ($5,000,000) (the "Escrow Amount"). The Escrow Amount shall be withheld from the Cash Consideration otherwise deliverable to the Members in accordance with their respective Cash Percentage.

                                   ARTICLE 2

                    APPLICATION TO AND CONSENT BY COMMISSION

     2.1 Commission Consent. Consummation of the purchase and sale provided for herein and the performance of the obligations of the parties hereto to close under this Agreement are subject to the condition that the Commission shall have issued its Final Order (as hereinafter defined).

     2.2 Application for Commission Consent. Within ten business days after the execution of this Agreement, the Companies and the Buyer shall jointly file with the FCC applications for transfer of control of the License Subsidiaries from the Sellers to the Buyer (the "Transfer of Control Applications"). The costs of the FCC filing fees in connection with the Transfer of Control Applications shall be divided equally between the Company and the Buyer. The Sellers, the Companies and the Buyer shall thereafter prosecute the Transfer of Control Applications with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grant of the Transfer of Control Applications as expeditiously as practicable (but neither the Sellers nor the Buyer shall have any obligation to satisfy complaints of the FCC by taking any steps which would have a material adverse effect upon the Buyer, the Sellers, or the Stations). If the FCC imposes any condition on any party to the Transfer of Control Applications, such party shall use commercially reasonable efforts to comply with such condition; provided, however, that no such party shall be required hereunder to comply with any condition that would have a material adverse effect upon the Buyer, the Sellers or the Stations. Notwithstanding the foregoing sentence, Buyer agrees to divest any media interest which it acquires or agrees to acquire after the date of this Agreement if necessary to obtain FCC approval of the Transfer of Control Applications. The Sellers, the Companies and the Buyer shall jointly oppose any petitions to deny or other objections to FCC grant of any Transfer of Control Applications, and any requests for reconsideration or judicial review of FCC approval of the Transfer of Control Applications and shall jointly request from the FCC an extension of the effective period of FCC approval of the Transfer of Control Applications if the Closing shall not have occurred prior to the expiration of the original effective period of the FCC consent to the Transfer of Control Applications.

     2.3 Absence of Commission Consent. This Agreement, prior to the Closing, may be terminated by the Sellers' Representatives, on behalf of the Seller Parties, on the one hand, or Buyer, on behalf of the Buyer Parties, on the other hand, upon written notice to the other(s), if the Initial Order is not issued or the Initial Order has not become a Final Order within twelve (12) months after the date hereof, or if the FCC issues an order (a "Denial Order") denying the Transfer of Control Applications; provided, however, that neither the Sellers' Representatives nor Buyer, as the case may be, may terminate this Agreement if any of the Sellers (in the case of a termination by the Sellers' Representatives) or the Buyer Parties (in the case of a termination by the Buyer) is in material default or breach under this Agreement, or if a delay in any decision or determination by the Commission respecting the Transfer of Control Applications has been caused or materially contributed to (i) by any failure of Sellers or Buyer, as the case may be, to furnish, file or make available to the Commission information within its respective control or, with respect to Sellers, failure to cause the Companies to provide such information;
(ii) by the willful furnishing by any of the Seller Parties or Buyer Parties, as the case may be, of incorrect, inaccurate or incomplete information to the Commission; (iii) in the case of an attempt to terminate this Agreement by Buyer, by the acquisition or agreement to acquire or programming after the date of this Agreement by Buyer of any media interest (including the right to program a broadcast station), the possession of which, along with the ownership of any of the Stations, violates the FCC's media ownership rules or policies; or (iv) by any other action taken by any of the Seller Parties or Buyer Parties, as the case may be, for the purpose of delaying the Commission's decision or determination respecting the Transfer of Control Applications.

     2.4 Definition of Final Order. For purposes of this Agreement, the term "Final Order" shall mean an order of the Commission which is not reversed, stayed, enjoined or set aside, and with respect to which no timely request for stay, reconsideration, review, rehearing or notice of appeal or determination to reconsider or review is pending, and as to which the time for filing any such request, petition or notice of appeal or for review by the Commission or a court with jurisdiction over such matters, and for any reconsideration, stay or setting aside by the Commission or court on its own motion or initiative, has expired.

     2.5 Effect of Termination. No termination under this Article 2 shall affect any rights or obligations under this Agreement arising by reason of any breach or default by any party under this Agreement prior to such termination or any remedy to which any party hereto may be entitled by reason of such breach or termination, each of which shall survive such termination.

                                   ARTICLE 3

                              CLOSING; DELIVERIES

     3.1 Closing. The Closing under this Agreement (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 3500 SunTrust Plaza, 303 Peachtree Street, Atlanta, Georgia 30308-3242, commencing at 10:00 a.m., Eastern Time, on the later of (i) the tenth (10th) business day after the Initial Order shall have become a Final Order, or (ii) the tenth (10th) business day following the obtaining of the approval required under the HSR Act, or the termination or expiration of the waiting period in respect thereof or (iii) the third (3rd) business day following receipt of the Requisite Buyer Vote or such other date, place or time as the Buyer and the Sellers' Representatives may mutually agree upon in writing. The date of the Closing is herein called the "Closing Date". All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

     3.2 Deliveries by Seller Parties. At the Closing, the Seller Parties shall deliver to Buyer:

     (a) certificates representing all of the shares of the issued and outstanding capital stock of each Blocker Corp.;

     (b) Membership Assignments, duly executed by the Members in respect of all the Membership Interests;

     (c) a certificate by an officer of each Blocker Corp., and by an officer, partner or member of each Blocker Corp. Shareholder that is not a natural person, stating that the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been fully authorized by all necessary corporate or other required action and a certificate of incumbency for the officers of each Blocker Corp., and the officers, partners or members of each Blocker Corp. Shareholder;

     (d) a certificate by an officer, partner or member of each Member that is not a natural person stating that the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been fully authorized by all necessary corporate or other required action, and a certificate of incumbency for the officers, partners or members of such Member;

     (e) a certificate by an officer or manager of the Company stating that the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been fully authorized by all necessary limited liability company action and a certificate of incumbency for the officers or managers of Company;

     (f) the corporate minute book, stock ledger and all other original and duplicate corporate records of each of the Blocker Corps.;

     (g) all minutes and all other original and duplicate limited liability company records of each of the Companies;

     (h) a certified copy of the certificate of incorporation of each of the Blocker Corps., including all amendments thereto, and of the certificates of organization of each of the Companies, including all amendments thereto, each dated within ten (10) days of the Closing Date;

     (i) a copy of the bylaws of each of the Blocker Corps., including all amendments thereto, certified by an officer of each such Blocker Corp., and copies of the operating agreements of each of the Companies, including all amendments thereto, certified by an officer or manager of each such respective Company;

     (j) certificates of good standing with respect to each of the Blocker Corps. and each of the Companies, issued within ten (10) days of Closing by the Secretary of State of the state of its incorporation or organization, as the case may be, and any other jurisdiction in which any of Blocker Corps. and any of the Companies are qualified to do business;

     (k) the Escrow Agreement executed by the Sellers' Representatives;

     (l) the certificates described in Section 4.1(b) hereof;

     (m) opinion of special communications counsel for the Companies, in substantially the form attached as Exhibit 3.2(m) hereto, dated as of the Closing Date, addressed to Buyer;

     (n) resignations of each director and officer of each of the Blocker Corps. and each manager and/or officer of each of the Companies;

     (o) cash, by wire transfer or other immediately available funds from the Company and Allied Blocker Corp. Shareholders, respectively, in the amount of the BA Blocker Corp. Tax Amount and the Allied Blocker Corp. Tax Amount, respectively;

     (p) the Certificate of Merger and Articles of Merger executed by BA Blocker Corp. and Allied Blocker Corp., respectively;

     (q) a bring-down Representation Letter executed by BA Blocker Corp. dated as of the Closing Date;

     (r) the Class B Shareholder Agreement executed by BACI; and

     (s) all other documents required by the terms of this Agreement to be delivered to Buyer at the Closing and such other evidence of the performance of all covenants and satisfaction of all conditions required of any of the Seller Parties by this Agreement, at or prior to the Closing, as Buyer or its counsel may reasonably require.

     3.3 Deliveries by Buyer Parties. At the Closing, the Buyer Parties will deliver to Sellers in the case of paragraph (a) below and to Sellers' Representatives in all other cases:

     (a) stock certificates representing the Merger Shares and Stock Consideration (not including the Escrow Shares which shall be delivered in accordance with Section 1.6) and the Closing Payments in cash by wire transfer or delivery of other immediately available funds;

     (b) satisfactory evidence of the Requisite Buyer Vote;

     (c) copies of corporate resolutions of the Board of Directors of each of the Buyer Parties authorizing the execution, delivery and performance of this Agreement and the Transactions Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby, certified by an officer of each of the Buyer Parties and a certificate of incumbency for officers of each of the Buyer Parties;

     (d) Warrants in favor of each of the Sellers listed on Schedule 1 executed by the Buyer;

     (e) the Escrow Agreement executed by the Buyer;

     (f) the certificate of an officer of the Buyer Parties described in Section 4.2(b) hereof;

     (g) an opinion of special communications counsel for Buyer, in substantially the form attached as Exhibit 3.3(g) hereto, dated as of the Closing Date, addressed to Sellers' Representatives for the benefit of the Sellers;

     (h) the Certificate of Merger and Articles of Merger executed by BA Acquisition Corp., and AA Acquisition Corp., respectively;

     (i) a certified copy of the Certificate or Articles of Incorporation of each of the Buyer Parties, including all amendments thereto, dated within ten
(10) days of the Closing Date;

     (j) certificates of good standing with respect to each of the Buyer Parties issued within ten (10) days of the Closing by the Secretary of State of the State of their incorporation;

     (k) Bring-down Representation Letters executed by the Buyer Parties dated as of the Closing Date;

     (l) an opinion of counsel for Buyer in customary form as to the authorization and enforceability of this Agreement and the Transaction Documents, addressed to the Sellers' Representatives for the benefit of the Sellers;

     (m) the Class B Shareholder Agreement executed by Buyer; and

     (n) all other documents required by the terms of this Agreement to be delivered to the Sellers' Representatives at the Closing and such other evidence of performance of all the covenants and satisfaction of all of the conditions required of the Buyer Parties by this Agreement at or before the Closing as the Sellers' Representatives or their counsel may reasonably require.

     3.4 Further Assurances. At any time and from time to time after the Closing, and without further consideration, each party shall cooperate and take such actions, and execute such other documents, as may be reasonably requested by another party in order to more effectively transfer the Shares and Membership Interests, to put Buyer in actual possession and operating control, directly or indirectly of the Companies, to issue the Merger Shares and Stock Consideration to the Sellers, and to otherwise carry out the provisions and purposes of this Agreement.

                                   ARTICLE 4

                               CLOSING CONDITIONS

     4.1 Conditions Precedent to the Obligations of the Buyer Parties. The obligations of the Buyer Parties under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to Closing of each of the following conditions all of which may be waived, in whole or in part, by Buyer for purposes of consummating such transactions, but without prejudice to any other right or remedy which Buyer may have hereunder as a result of any misrepresentation by or breach of any covenant or warranty of Seller Parties contained herein or any other certificate or instrument furnished by or on behalf of any of the Seller Parties hereunder:

     (a) the representations and warranties made by each of the Seller Parties in this Agreement, any schedules and exhibits hereto and/or any certificates delivered in connection with this Agreement shall be true and correct when made, and shall also be true and correct at the time of Closing, with the same force and effect as though such representations and warranties were made at that time; provided, that for this purpose all qualifications and exceptions contained in such representations and warranties relating to materiality or any similar standard or qualification shall be disregarded; provided further, however, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties without giving effect to the provision indicated above could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

     (b) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Seller Parties, at or prior to the Closing shall have been duly and properly complied with and performed in all material respects including, without limitation, the execution and delivery of all of the documents described in Article 3 hereof, and the Sellers' Representatives shall deliver to Buyer a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth in Section 4.1(a) hereof;

     (c) the Initial Order shall have been issued and become a Final Order and the execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law, including without limitation all approvals or expiration or early termination of any waiting period required under the HSR Act;

     (d) Buyer shall have received a bring-down opinion from its counsel to the effect that the BA Merger will qualify as a reorganization pursuant to Section 368(a) of the Code, which opinion shall be in customary form reasonably acceptable to Buyer;

     (e) this Agreement, the issuance of the Merger Shares, Stock Consideration, Warrants and Warrant Shares, and the transactions contemplated hereby shall have received the Legally Required Shareholder Vote and shall have been approved by the affirmative vote of a majority of the votes actually cast by those holders of shares of Class A Common Stock and Class C Common Stock (excluding any Seller or any Affiliates of any Seller to the extent such Persons hold Class A Common Stock or Class C Common Stock), voting together as a single class in accordance with the provisions of Buyer's Articles of Incorporation, at a meeting of Buyer's shareholders held for such purpose at which a quorum is present (the latter approval, together with the Legally Required Shareholder Vote, being the "Requisite Buyer Vote"); and

     (f) the Buyer shall have closed and received funding in respect of the Financing required to consummate the transactions provided for herein pursuant to the Financing Letters, or such other financing or financings enabling the Buyer Parties to consummate such transactions.

     4.2 Conditions Precedent to the Obligations of the Seller Parties. The obligations of the Seller Parties under this Agreement to consummate the transactions contemplated hereby are, subject to the satisfaction at or prior to Closing of each of the following conditions all or any of which may be waived, in whole or part, by Seller Parties for purposes of consummating such transactions, but without prejudice to any other right or remedy which Seller Parties may have hereunder as a result of any misrepresentation by or breach of any covenant or warranty of the Buyer Parties contained herein or any other certificate or instrument furnished by the Buyer Parties hereunder:

     (a) the representations and warranties made by the Buyer Parties contained in this Agreement or any exhibits hereto or any certificates delivered in connection with this Agreement shall be true and correct when made, and shall also be true and correct at the time of the Closing, with the same force and effect as though such representations and warranties were made at that time; provided, that for this purpose all qualifications and exceptions contained in such representations and warranties relating to materiality or any similar standard or qualification shall be disregarded; provided further, however, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties without giving effect to the provision indicated above could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect;

     (b) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Buyer Parties, at or prior to the Closing shall have been duly and properly complied with and performed in all material respects including, without limitation, the execution and delivery of all of the documents described in Article 3 hereof, and an officer of Buyer shall deliver to Seller Parties a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth in
Section 4.2(a) hereof;

     (c) the Initial Order shall have been issued and become a Final Order and the execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law, including without limitation all approvals or expiration or early termination of any waiting period required under the HSR Act;

     (d) The Merger Shares Registration Statement shall have been declared effective by the SEC, and no stop order suspending effectiveness shall be in effect and the Merger Shares, Stock Consideration and Warrant Shares shall have been approved for listing upon notice of issuance by Nasdaq;

     (e) BACI shall have received a bring-down opinion from its tax counsel that the BA Merger will qualify as a reorganization pursuant to Section 368(a) of the Code, which opinion shall be in customary form reasonably acceptable to BACI;

     (f) this Agreement, the issuance of Merger Shares, Stock Consideration, Warrants and Warrant Shares and the transactions contemplated hereby shall have been approved by the Requisite Buyer Vote;

     (g) [intentionally deleted]; and

     (h) Sellers' Representatives shall have received evidence reasonably satisfactory to them that all shareholder class action litigation relating to Buyer's restatement of certain revenues and expenses for the first, second and third quarters of fiscal year 1999 have been settled (or the Buyer has a binding agreement from the plaintiffs in that regard and such binding agreement shall not have been withdrawn or terminated by the Buyer and shall have been approved by a final order of the relevant court) or are otherwise no longer pending, and the terms of any such settlement shall be reasonably satisfactory to the Sellers' Representatives; provided, that settlement terms consisting of (i) Buyer's payment of all preexisting insurance proceeds available to it plus cash and shares of Class A Common Stock of no more than the settlement amounts shown on Schedule 4.2 and (ii) Buyer's assumption of such non-monetary obligations that, in the aggregate, would not have a Buyer Material Adverse Effect shall be deemed satisfactory to the Sellers' Representatives.

                                   ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF SELLERS AND ENTITIES

     The Sellers and Entities, severally, hereby make each of the following representations and warranties to and for the benefit of the Buyer Parties as follows:

     5.1 Organization and Ownership Structure of the Companies; Standing and Qualification.

     (a) Each of the Companies is a limited liability company, validly existing and in good standing under the laws of the jurisdiction of its respective formation. Sellers have delivered to Buyer true, correct and complete copies of the Certificate of Organization and the limited liability company agreements of each of the Companies. Each of the Companies is duly qualified to transact business and is in good standing in each jurisdiction where the character of its respective properties owned or held under lease or the nature of its respective activities makes such qualifications necessary, which jurisdictions are also listed on Schedule 5.1(a), except where failure to be so qualified, individually or in the aggregate, would not have a Company Material Adverse Effect. Each of the Companies has the power and authority to own, lease and operate its assets and to carry on its business in the manner in which it was conducted immediately prior to the date of this Agreement and to carry out the transactions contemplated by this Agreement.

     (b) Schedule 5.1(b) sets forth the total membership interest held, whether reflected in units or otherwise, in each of the Companies issued and outstanding and the name of each member and each member's ownership interest in each of the Companies. All such membership interests are validly issued. The Members and Blocker Corps. collectively own all of the title, rights and interest in and to all membership interests of the Company. The Company owns all of the title, rights and interest in all membership interests of Aurora Holding. Aurora Holding owns all of the title, rights and interest in the membership interests of each of the Operating Subsidiaries and the License Subsidiaries. Except as set forth on Schedule 5.1(b), there are no outstanding commitments or plans by any of the Companies, to issue any additional membership interest, to admit any additional members, or to purchase or redeem any membership interest. There are not outstanding any securities or obligations which are convertible into or exchangeable for any beneficial title, rights or interest in the Company or any of the Subsidiaries, other than any rights that are part of the Membership Interests to be acquired by Buyer at Closing or are held by one of the Blocker Corps. as part of its Membership Interest.

     5.2  Absence of Equity Investments.  Except as described in Section 5.1 and
Schedule 5.2 hereto for each of the Companies, the Companies do not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, limited liability company, joint venture, trust or other business entity.

     5.3 Authorization; No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party have been duly authorized by the Company. Each of this Agreement and the Transaction Documents to which the Company is a party, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of creditor's rights generally or by equitable principles relating to enforceability). Except for the filing of the Transfer of Control Applications, and the granting of the Initial Order and the Final Order in respect thereof, and except as indicated in Schedule 5.3 hereto, the execution, delivery and performance of this Agreement and the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Certificate of Organization or the limited liability company agreement of any of the Companies, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any Material Contract to which any of the Companies is a party or to or by which it is subject or bound, (iii) require the consent of any party to any Material Contract to which any of the Companies is a party, (iv) result in the creation or imposition of any Lien upon any of the assets of the Companies or
(v) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which any of the Companies is subject or bound. Except for consents contemplated by Article 2 and Section 12.12, no consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which the Company is a party or the consummation of the transactions contemplated hereby and thereby.

     5.4   Financial Statements.

     (a) The Sellers have delivered to Buyer copies of the audited consolidated balance sheets and related statements of income and cash flows of the Companies as of, and for the fiscal years ended, December 31, 2000 and 1999, and the unaudited consolidated balance sheets of the Companies and the related statements of income as of, and for the nine-month period ended, September 30, 2001 (the "Financial Statements"). All of the Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes and normal and customary year-end adjustments for the unaudited balance sheet and related statements of income and cash flows), consistently applied and maintained throughout the periods indicated, and fairly present in all material respects the financial condition of each of the Companies as at their respective dates and the results of operations for the periods covered thereby. Except as set forth on Schedule 5.4, none of the Companies have any indebtedness for borrowed money or similar liabilities other than liabilities under the Existing Aurora Credit Facilities.

     (b) The revenue pacing reports for the Stations delivered to Buyer prior to and after the execution of this Agreement are and shall be true and accurate in all material respects.

     5.5 Litigation. Except as set forth in Schedule 5.5 hereto, and except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no action, suit, proceeding, or arbitration, or to the Knowledge of the Company, investigation pending by or against or affecting any of the Companies. In the aggregate, all actions, suits, proceedings, arbitration and investigations set forth on Schedule 5.5 hereto, if determined adversely to the Company could not reasonably be expected to have a Company Material Adverse Effect. There is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which any of the Companies is subject or otherwise applicable to the Business, except for immaterial orders, writs, injunctions, awards or decrees, nor is any of them in default with respect to any such order, writ, injunction, award or decree.

     5.6  Compliance; Properties; Authorizations.

     (a) Except as set forth in Schedule 5.6(a) hereto, each of the Companies has complied in all material respects, with all laws, rules, regulations, ordinances, orders, judgments and decrees applicable to each of the Companies in respect of the Stations, any of the employees thereof, or any aspect of the Stations' operations, including, without limitation, any laws, rules, regulations, ordinances, codes, orders, judgments or decrees as to zoning, building requirements or standards, hiring, employment, or environmental, health and/or safety matters. Except as set forth on Schedule 5.6(a), none of the Companies have violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices, including, without limitation, the provisions of Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination), 42 U.S.C. sec. 1981 (discrimination), 41 U.S.C. sec. 621-634 (the Age Discrimination in Employment
Act), 29 U.S.C. sec. 206 (equal pay), Executive Order 11246 (race, color, religion, sex, and national origin discrimination), Executive Order 11141 (age discrimination), sec. 503 of the Rehabilitation Act of 1973 (handicap discrimination), 42 U.S.C. sec.sec. 12101-12213 (Americans with Disabilities
Act), 29 U.S.C. sec.sec. 2001-2654 (Family and Medical Leave Act), and 29 U.S.C. sec.sec. 651-678 (occupational safety and health). Except as set forth on
Schedule 5.6(a), each of the Companies is, and as of the Closing Date will be, in compliance in all material respects with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder. Except as set forth on Schedule 5.6(a), the Companies have conducted and are conducting the business of the Stations in compliance with all federal and state antitrust and trade regulation laws, statutes, rules and regulations, including without limitation, the Sherman Act, the Clayton Act, the Robinson Patman Act, the Federal Trade Commission Act, state law patterned after any of the above, all laws forbidding price-fixing, collusion, or bid-rigging, and rules and regulations issued pursuant to authority set forth in any of the above. In the aggregate, all items set forth on Schedule 5.6(a) hereto do not and will not have a Company Material Adverse Effect.

     (b) License Subsidiaries are collectively the holder of all right, title, interest in and to all licenses, permits, approvals, construction permits and authorizations issued or granted by the FCC for the operation of, or used in connection with or necessary or useful for the operation of the Stations and any and all auxiliary and/or supportive transmitting and/or receiving facilities, boosters and repeaters (the "Seller Commission Authorizations"), for each of the Stations. All Seller Commission Authorizations held by the License Subsidiaries and the corresponding call letters for each of the Stations are listed on
Schedule 5.6(b). The Seller Commission Authorizations are in full force and effect. To the Knowledge of the Company, there is not pending any action by or before the FCC to revoke, suspend, cancel, rescind or adversely modify any of the Seller Commission Authorizations (other than proceedings to amend FCC rules of general applicability or in respect of immaterial Seller Commission Authorizations), and there is not now issued or outstanding, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture against any of the Companies with respect to any of the Stations. The Stations are operating in compliance in all material respects with the Seller Commission Authorizations, the Communications Act, and the rules, regulations and policies of the FCC including the FCC's guidelines regarding RF radiation. All FCC regulatory fees for the Stations have been paid, and all broadcast towers from which the Stations operate have been duly registered with the FCC. Other than as permitted by the Commission's rules, the Stations are not shortspaced to any present or proposed broadcast Stations or frequency/channel allotment. The Stations are neither causing, nor receiving, any interference which the FCC would deem to be objectionable.

     (c) In addition to the Seller Commission Authorizations, each of the Companies possesses all material licenses, permits, approvals and other authorizations of any Governmental Authority required by such Company in the conduct of its business. Except as identified in Schedule 5.6(c), no application, action or proceeding is pending for the renewal or modification of any such licenses, permits, approvals or authorizations (other than the Seller Commission Authorizations), and no application, action or proceeding is pending or, to the Company's Knowledge, threatened that may result in the denial of the application for renewal, the revocation, modification, non-renewal or suspension of any of such licenses, permits, approvals or authorizations, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction, and, to the Company's Knowledge, there is no basis for any such denial, revocation, modification, non-renewal or suspension of any such order or sanction.

     5.7  Assets.

     (a) Schedule 5.7(a) contains a list and brief description of all real properties owned (the "Owned Real Property") or leased, including any subleases, (the "Leased Real Property") by the Companies, including all material structures located on the Owned Real Property and the Leased Real Property and any other interest in any real property, including, but not limited to any easements, variances, air rights and all security deposits in respect of the foregoing (together with the Owned Real Property and the Leased Real Property being collectively referred to herein as the "Real Property"). All improvements on the Owned Real Property are built in accordance in all material respects with all applicable laws, ordinances, regulations and orders, including, those applicable to zoning. No law, ordinance, regulation, order, restriction or agreement, including any zoning law, restricts the present use of any Real Property, or to the Knowledge of the Company, any planned expansion or alteration of or addition to the structures located on the Real Property, except in immaterial respects. Except as disclosed on Schedule 5.7(a), the sale of the Shares and Membership Interests will not adversely affect any of the Companies' right to use the Real Property for the same purpose and to the same extent as they were being used by the Companies prior to the date of this Agreement.

     (b) Schedule 5.7(b) reflects a value summary of certain assets from the time of acquisition by the Company and lists the Company's significant capital expenditures for certain Stations since their acquisition.

     (c) Each of the Companies has good and marketable title to all of the assets and Owned Real Property which it owns or uses or purports to own or use (the "Assets"), subject only to (i) Liens reflected on Schedule 5.7(c), (ii) Liens for Taxes or other governmental charges not yet due and payable, or (iii) inchoate materialmen's, mechanics, carriers, workmen's and repairmen's Liens arising in the ordinary course of business and not yet due and payable or the payment of which is being contested in good faith by appropriate proceedings (the "Permitted Liens"). The Assets, taken as a whole, are in good operating condition and repair, are suitable for the purpose used and are adequate and sufficient for the operations of the Stations (except for routine maintenance and repair). Except as set forth on Schedule 5.7(c), each of the Companies enjoys peaceful possession of all its Real Property.

     5.8  Contracts.

     (a) Schedule 5.8(a) lists all contracts, agreements, licenses and leases, including, without limitation, all program licenses and agreements and contracts to broadcast product or programs on the Stations to which any of the Companies is a party or bound by as of the date hereof (the "Contracts") but excluding (A) purchase orders for necessary supplies or services for cash made in the ordinary course of business (on customary terms and conditions and consistent with past practice) involving payments or receipts of less than $25,000 in any single case or series of related orders, (B) contracts entered into in the ordinary course of business on customary terms and conditions and involving payments or receipts during the entire life of such contracts of less than $25,000 in the case of any single contract and (C) time sales contracts.

     (b) Schedule 5.8(b) lists all guarantees, loan agreements, indentures, mortgages and pledges, all conditional sale or title retention agreements, security agreements, in each case to which any of the Companies is a party or by which any of the Companies is bound.

     (c) Schedule 5.8(c) lists all agency and representative agreements and all agreements providing for the services of an independent contractor involving payments during the entire life of the agreement of more than $10,000 to which any of the Companies is a party or by which any of the Companies is bound as of the date hereof.

     True and complete copies of all contracts, agreements, plans, arrangements, commitments and documents required to be listed pursuant to this Section 5.8 (to the extent in writing or if not in writing, an accurate summary thereof), together with any and all amendments thereto, have been delivered to Buyer (together with all such contracts entered into after the date hereof, collectively, the "Material Contracts"). All of the Material Contracts are in full force and effect (other than those which have been fully performed). There is not under any Material Contract any existing default by any of the Companies, or to the Knowledge of the Company, any other party thereto, or event which, after notice or lapse of time, or both, would constitute a default (other than immaterial defaults) or result in a right to accelerate or loss of rights (other than immaterial rights). Except as set forth in Schedules 5.8(a)-5.8(c) hereto, none of the Companies is a party to any agreement, contract or commitment outside the ordinary course of business which obligates it or may obligate it in the future to provide advertising time on the Stations on or after the Closing Date as a result of the failure of the Stations to satisfy specified ratings or any other performance criteria, guarantee or similar representation or warranty.

     5.9 Accounts Receivable. Schedule 5.9 lists all accounts receivable of all of the Companies, together with an aging thereof as of September 30, 2001. All accounts receivable of the Companies that are reflected on Schedule 5.9 or on the accounting records of any of the Companies as of the Closing Date (the "Receivables") represent and will represent valid obligations arising from sales actually made in the ordinary course of the business of the Companies.

     5.10 Insurance. Schedule 5.10 lists all insurance policies maintained by or on behalf of each of the Companies on the date hereof, all of which policies are in full force and effect and all of which policies shall be maintained in full force and effect through the Closing. Except as set forth in Schedule 5.10, there are no pending claims in excess of $10,000 against such insurance policies as to which the insurers have denied liability and there exist no claims in excess of $10,000 that have not been properly or timely submitted by any of the Companies to the related insurer.

     5.11 Absence of Changes or Events since Balance Sheet Date. Except as set forth in Schedule 5.11 hereto, since December 31, 2000 the Companies have conducted their respective businesses in all material aspects in the ordinary course consistent with past practices. Without limiting the foregoing, since such date, none of the Companies has:

          (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice or under the terms of the Existing Aurora Credit Facilities;

          (ii) changed the outstanding and issued membership interests in any of the Companies; granted any option or other right to acquire any membership interest in any of the Companies; declared, set aside or paid any dividend (whether in cash, securities or other property) or other distribution or payment in respect of any membership interests in any of the Companies (other than to the extent payable solely to the Company);

          (iii) sold, transferred, leased to others or otherwise disposed of, including damage, destruction, or loss of, any of assets which had a book value at the time of the disposition of $50,000 or more, but no more than $200,000 for all dispositions;

          (iv) accepted any prepayment for the sale of air time or canceled or compromised any material debt or claim, or waived or released any material right of value or collected or compromised any accounts receivable other than in the ordinary course of business consistent with past practice;

          (v) received any written notice of actual or threatened termination of any Material Contract, or suffered any damage, destruction or loss (whether or not covered by insurance), which is material to the Condition of the Company;

          (vi) had any material change in its relations with its employees, agents, landlords, advertisers, customers or suppliers or any governmental regulatory authority or self-regulatory authorities;

          (vii) made any change or changes (other than in the ordinary course of business, consistent with past practice or according to the existing terms of an employment agreement) in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, conditionally or otherwise, and whether as bonus, extra compensation, pension or severance or vacation pay or otherwise, to any director, officer, employee, salesman, distributor or agent;

          (viii) made any capital expenditures or capital additions or betterment in respect of any individual Station in excess of an aggregate of $300,000;

          (ix) instituted, settled or agreed to settle (other than involving immaterial cash settlements) any litigation, action or proceeding before any court or governmental body;

          (x) changed its accounting practices, methods or principles used other than as required by GAAP; or

          (xi) entered into any agreement or made any commitment to take any of the types of actions described in any of subsections (i) through (x) above.

     5.12 Intangibles. The Companies own or possess all rights necessary to use the call letters set forth for each Station on Schedule 5.6(b), together with all copyrights, trademarks, trade names, logos, jingles, service marks and other proprietary rights and intangibles and any goodwill associated therewith currently used in connection with the operation of the Stations as presently operated. To the Knowledge of the Company, there is no infringement or unlawful, unauthorized or conflicting use of any of the foregoing, or of the use of any call letters, slogan or logo by any broadcast stations in the areas served by the Stations which may be confusingly similar to any of the call letters, slogans and logos currently used by the Stations. None of the Companies are infringing upon or violating the rights of others in any material respect, nor have any of the Companies received notice that any of the Companies are infringing upon, violating or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service mark rights, trade names, service names, call letters, logos, jingles, licenses or any other proprietary rights owned or used by any other Person. Schedule 5.12 lists all trademarks, trademark registrations, and applications therefor, service marks, service mark registrations, and applications therefor, trade names, patents and patent applications, copyright registrations, and applications therefor, all universal resource locators ("URLs"), domain names, names of web sites, wholly or partially owned, held or used by any of the Companies.

     5.13  Environmental Matters.

     (a) Except as set forth in Schedule 5.13 hereto, (i) to the Knowledge of the Company no Hazardous Substance (as hereinafter defined) has been stored (in a manner requiring correction or remediation action under or pursuant to environmental laws, rules, ordinances or regulations), treated, released, disposed of or discharged on, about, from or affecting any of the Real Property,
(ii) there is not presently and has never been an underground storage tank on any of the Real Property, and (iii) none of the Companies have any liability which is based upon or related to the environmental conditions under or about any of the Real Property. The Companies have all material permits required by environmental laws, rules, ordinances and regulations necessary for their operation and have complied with all environmental, health and safety laws applicable to the Real Property except for such instances of non-compliance which are immaterial in nature and effect. The term "Hazardous Substance" as used in this Agreement shall include, without limitation, oil and other petroleum products, explosives, radioactive materials and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including asbestos and asbestos-containing materials.

     (b) Except as set forth in Schedule 5.13, none of the Companies has (i) given any report or notice to any governmental agency or authority involving the use, management, handling, transport, treatment, generation, storage, spill, escape, seepage, leakage, spillage, emission, release, discharge, remediation or clean-up of any Hazardous Substance on or about any of the Real Property or caused by any of the Companies or any affiliate thereof (a "Hazardous Discharge"), or (ii) received any complaint, order, citation or notice with regard to a Hazardous Substance or any other environmental, health or safety matter affecting any of the Real Property (an "Environmental Complaint"), under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or under any other federal, state or local law, ordinance, rule or regulation.

     5.14  Employee Benefits.

     (a) Schedule 5.14(a) lists (i) the names, positions and annual base salary rates for all employees whose annual base salary exceeded $40,000 as of September 30, 2001; (ii) any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan; any medical, vision, dental or other health plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; any other material commitment, payroll practice or method of contribution or compensation (whether arrived at through collective bargaining or otherwise), whether formal or informal, whether funded or unfunded including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA that is currently or has previously been adopted, maintained, sponsored in whole or in part, or contributed to by any of the Companies or an ERISA Affiliate, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee or retiree, any dependent, spouse or other family member or beneficiary of such employee or retiree, or any director, independent contractor, Member, officer or consultant of any of the Companies, or under (or in connection with) which any of the Companies or an ERISA Affiliate has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans that is an "employee pension benefit plan," as defined in Section 3(2) of ERISA or an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." To the extent that any of the Company Benefit Plans have been reduced to writing, copies thereof have been supplied or made available to the Buyer. In the case of any Company Benefit Plan that is not in written form, the Buyer has been provided with an accurate description of such Company Benefit Plan as in effect on the date hereof. Buyer has been provided with true and correct copies of each of the following items (to the extent that the item is applicable to the particular Company Benefit Plan): (i) the Form 5500 filed for the most recent plan year for which a Form 5500 has been filed prior to the date hereof, including without limitation all schedules thereto and financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service; (iii) all trust agreements; and (iv) all insurance contracts.

     (b) No Company either contributes or is required to contribute to any multiemployer plan, as defined in Section 414(f) of the Code and Section 4001(a)(3) of ERISA. No Company Benefit Plan is subject to Title IV of ERISA and no Company has at any time during the seven year period ending on the date of this Agreement maintained or contributed to, any defined benefit plan covered by Title IV of ERISA, or incurred any liability during such period under Title IV of ERISA, the transactions contemplated by this Agreement will not subject any Company to liability under Title IV of ERISA, and no Company has any liability under Title IV of ERISA. Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and each related trust is exempt from taxation under Section 501(a) of the Code.

     (c) Except as set forth on Schedule 5.14(c), there is no plan or commitment to create any Company Benefit Plan or to modify or change any Company Benefit Plan (other than renewals in the ordinary course of business).

     (d) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable law. No governmental agency having jurisdiction with respect to a Company Benefit Plan has issued a written notice questioning or challenging the compliance of the Company Benefit Plan with any applicable law. There is no material liability under ERISA or otherwise with respect to any Company Benefit Plan other than for the payment or provision of the benefits due thereunder in accordance with its terms, which has been incurred or, based upon such facts as exist on the date hereof, may reasonably be expected to be incurred.

     (e) Except as set forth on Schedule 5.14(e), no amounts payable under the Company Benefit Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Except as set forth on Schedule 5.14(e), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of any Company of any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

     (f) Except as set forth in Section 5.14(f), there are no unresolved claims or disputes under the terms of, or in connection with, the Company Benefit Plans (other than routine undisputed claims for benefits under the Company Benefit Plans or other immaterial claims or disputes), and no action, legal or otherwise, has been commenced with respect to any claim (including claims for benefits under Company Benefit Plans). To the Knowledge of the Company, no facts exist which could give rise to any actions, audits, suits or claims (other than in the ordinary course).

     (g) Neither the Companies nor any ERISA Affiliate, have maintained, and none now maintains, a Benefit Plan providing welfare benefits (as described in Section 3(1) of ERISA) to employees after retirement or other separation of service, except to the extent required under Part 6 of Title I of ERISA and
Section 4980B of the Code.

     (h) None of the assets of any Company Benefit Plan is invested in employer securities.

     (i) There have been no non-exempt "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan and none of the Companies has engaged in any non-exempt prohibited transaction.

     (j) There have been no acts or omissions by any Company or any ERISA Affiliate that have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapter 43 or 47 of the Code for which any Company may be liable.

     (k) Adequate accruals for all obligations under the Company Benefit Plans are reflected in the Financial Statements of the Companies and such obligations include or will include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date. All obligations of the Companies under each Company Benefit Plan (i) that are due prior to the Closing Date have been paid or will be paid prior to that date, and (ii) that have accrued prior to the Closing Date have been or will be paid or properly accrued at that time.

     (l) There has been no act or omission that would impair the ability of any Company (or any successor thereto) to amend or terminate any Company Benefit Plan in accordance with its terms and applicable law.

     (m) No Company Benefit Plan is or at any time was funded through a "welfare benefit fund," as defined in Section 419(e) of the Code, and no benefits under any Company Benefit Plan are or at any time have been provided through a "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or a "supplemental unemployment benefit plan" (within the meaning of Section 501(c)(17) of the Code).

     5.15 Labor Matters. None of the Sellers knows of any efforts to organize any employees of any Station, and no strike or labor dispute involving any Station has occurred or, to the Company's Knowledge, is threatened. None of the employees of any of the Companies is represented by any labor union nor are there any collective bargaining agreements otherwise in effect with respect to such employees.

     5.16 Absence of Undisclosed Liabilities. None of the Companies have any material debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) relating to or arising out of any act, transaction, circumstance or state of facts which has heretofore occurred or existed, due or payable, other than liabilities (i) reflected or reserved against on the balance sheet as of September 30, 2001, included in the Financial Statements; (ii) which have arisen after September 30, 2001 in the ordinary course of business; (iii) set forth on Schedule 5.16 hereto, none of which, individually or in the aggregate, are material; (iv) for performance under executory contracts after the date hereof; or (v) incurred in connection with the sale of the Company and not in violation of the terms hereof.

     5.17  Taxes.

     (a) Except as set forth on Schedule 5.17, each of the Companies has been taxed as a pass-through entity or a disregarded entity for federal, state and local income tax purposes for all times, and therefore will have no liability for any federal, state or local income taxes ("Income Taxes").

     (b) With respect to all Taxes: (i) Each of the Companies has filed or caused to be filed or shall file or cause to be filed on or prior to the Closing Date, all Tax Returns related to such Taxes which are required to be filed by or with respect to each of the Companies respectively on or prior to the Closing Date (including applicable extensions); (ii) such Tax Returns are, or when filed, will be, timely and complete and accurate; (iii) all such Taxes of the Companies that have become due and are required to be paid by them through the date hereof have been paid in full, and all deposits required by law to be made by the Companies through the date hereof with respect to employees and other withholding Taxes have been duly made; (iv) no deficiency for any Tax or claim for additional Taxes has been proposed, asserted or assessed against any of the Companies in writing and none of the Companies has granted any waiver of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency; (v) none of the Companies are a party to any Tax allocation or sharing agreement; and (vi) none of the Companies has any liability for the Taxes of any person as a transferee or successor, by contract or otherwise.

     5.18 Barter. Schedule 5.18 hereto sets forth as of the respective dates set forth therein, all agreements and arrangements relating to each of the Stations pursuant to which advertising is exchanged for goods and services for which an obligation to broadcast advertising time valued at $5,000 or more per individual agreement is outstanding and indicating the balances thereof (the "Barter Agreements"). The Barter Agreements have been accounted for in the Financial Statements consistent with GAAP in all material respects, including EITF 99-17, Accounting for Advertising Barter Transactions and the barter provisions of FASB Statement 63, Financial Reporting by Broadcasters.

     5.19 Related Party Relationships. Except as set forth on Schedule 5.19 hereto, no member nor any affiliate of any member nor any officer or director of any of the Companies possesses, directly or indirectly, any beneficial interests in, or serves as a director, officer, member or employee of any corporation, partnership, firm, association or business organization that is a client, advertiser, lessor, lessee, or other contracting party with any of the Companies.

     5.20  Disclosure.  The representations and warranties contained in this
Article 5 and the Schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements herein or therein contained under the circumstances under which made, not misleading.

     5.21 Closing Expenses. Schedule 5.21 sets forth a description of all fees and expenses incurred or to be incurred by the Sellers or the Companies in connection with the transactions contemplated hereby which are in the nature of legal, accounting, broker, investment advisor or other professional fees and expenses, bonus or other compensation payments in respect of employment, including the amounts paid or accrued in respect thereof as of the date hereof, and to the extent Known by the Company an estimate of the amounts payable after the date hereof, or if not known by the Company, the basis or method pursuant to which such amounts will be calculated.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF MEMBERS

     Each Member, with respect to itself and not jointly with respect to any of the other Members, hereby represents and warrants to and for the benefit of Buyer as follows:

     6.1 Title to Membership Interests. Such Member is the beneficial owner of good and legal title to its respective Membership Interest indicated on
Schedule 5.1(b), free and clear of all Liens, except as set forth on Schedule
6.1 and the restrictions set forth in the Company LLC Agreement. At the Closing, such Member shall sell to Buyer good and marketable title to its Membership Interest, free and clear of all Liens.

     6.2 Capacity, Power and Authority. Such Member, if a natural person, has the capacity necessary to enter into this Agreement and to carry out the transactions contemplated hereby. Such Member, if not a natural person, possesses all requisite corporate, partnership or limited liability power and authority necessary to enter into this Agreement and carry out the transactions contemplated hereby. Such Member, if not a natural person, is duly organized, validly existing and in good standing under the laws of its formation or incorporation, respectively.

     6.3 Authorization; No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which such Member is a party have been duly authorized by such Member (if not a natural person). This Agreement and the Transaction Documents to which such Member is a party when executed and delivered by such Member in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms (except as such enforceability may be limited, by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of a creditor's rights generally or by equitable principles relating to enforceability). The execution, delivery and performance of this Agreement and the Transaction Documents to which such Member is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Certificate of Organization or Formation, or the limited liability company agreement of such Member (if such Member is a limited liability company), (ii) conflict with or violate any provision of the Certificate of Incorporation and Bylaws of such Member (if such Member is a corporation), (iii) conflict with or violate any provision of the Partnership Certificate or Partnership Agreement of such Member (if such Member is a partnership), (iv) except as set forth on Schedule 6.3 hereto require the consent of any third party, (v) result in the creation or imposition of any Lien upon any of the Membership Interests or assets of such Member or (vi) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which such Member is subject or bound.

     6.4 Litigation. Except as set forth on Schedule 6.4 hereto, and except for administrative rule making or other proceedings of general applicability to the broadcast industry and except for the Transfer of Control Applications contemplated by this Agreement and matters pertaining thereto, there is no action, suit or proceeding pending, or to the Knowledge of such Member, threatened against such Member, which in any case or in the aggregate, would affect the ability of such Member to consummate the transactions contemplated hereby. Except as set forth on Schedule 6.4 hereto, there is no outstanding order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, to which any such Member is subject, nor is such Member in default with respect to any such order, writ, injunction, award or decree, which in any case or in the aggregate would affect the ability of such Member to consummate the transactions contemplated hereby.

                                   ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF BACI

     BACI represents and warrants to Buyer as follows:

     7.1 Organization and Standing. BA Blocker Corp. is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware. BACI has delivered to Buyer true, correct and complete copies of the Certificate of Incorporation and the Bylaws of BA Blocker Corp. BA Blocker Corp. is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualifications necessary, which jurisdictions are listed on Schedule 7.1 hereto. BA Blocker Corp has the power and authority to own, lease and operate its assets and to carry on its business, if any, in the manner in which it was conducted immediately prior to the date of this Agreement.

     7.2 Capitalization. The entire authorized capital stock of BA Blocker Corp. (collectively, the "BA Blocker Corp. Stock") consists of (i) 750,000 shares of Preferred Stock, par value $.01 per share, of which 551,405 shares are issued and outstanding, (ii) 100 shares of Class A Voting Common Stock, par value $.01 per share, all of which are issued and outstanding and (iii) 2,000 shares of Class B Nonvoting Common Stock, par value $.01 per share, all of which are issued and outstanding. All the outstanding shares of BA Blocker Corp. Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Schedule 7.2 attached hereto sets forth the number of shares of issued and outstanding BA Blocker Corp. Stock and each holder of such shares both as to legal title and beneficial ownership. Except for this Agreement and the Investor Rights Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of BA Blocker Corp. Stock; in particular, there are no outstanding commitments or plans by BA Blocker Corp. to issue any additional shares of capital stock, or to purchase or redeem any shares BA Blocker Corp. Stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any beneficial shares of BA Blocker Corp. Stock.

     7.3 Authorization; No Violation. BA Blocker Corp. has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and each Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and all Transaction Documents to which BA Blocker Corp. is a party constitute, and when executed and delivered after the date hereof will constitute the legal, valid and binding obligation of BA Blocker Corp. enforceable against BA Blocker Corp. in accordance with the terms hereof and thereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of creditor's rights or by equitable principles relating to enforceability). Except for the filing of the Transfer of Control Applications and the granting of the Initial Order and the Final Order, the execution, delivery and performance of this Agreement and the Transaction Documents to which BA Blocker Corp. is a party and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of BA Blocker Corp.,
(ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any contract or agreement to which the BA Blocker Corp. is a party or to or by which it is subject or bound, (iii) require the consent of any party to any contract or agreement to which BA Blocker Corp. is a party except for the Company LLC Agreement, (iv) result in the creation or imposition of any Lien upon any of the assets of BA Blocker Corp. or (v) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which BA Blocker Corp. is subject or bound. Except for the Company LLC Agreement, no consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by BA Blocker Corp. in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which BA Blocker Corp. is a party or the consummation of the transactions contemplated hereby and thereby.

     7.4 Litigation. Except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no action, suit, proceeding, or arbitration or, to the Knowledge of BACI, investigation pending by or against BA Blocker Corp. There is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which BA Blocker Corp. is subject nor is it in default with respect to any such order, writ, injunction, award or decree.

     7.5 No Investments, Operations, Liabilities. Except for its membership interest in the Company, BA Blocker Corp. does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, limited liability company, joint venture, trust or other business entity. Except as set forth on Schedule
7.5 hereto, BA Blocker Corp. does not, either directly or indirectly, own beneficially any assets, real properties or personal properties and is not party to or governed by any agreement, contract, license or lease, other than the Company LLC Agreement and this Agreement. Except as set forth on Schedule 7.5 hereto, BA Blocker Corp. does not and has not had since the date of its incorporation any employees and has not since the date of its incorporation operated any business whatsoever other than its ownership of Membership Interests. Except as set forth on Schedule 7.5 hereof, BA Blocker Corp. does not have any debts, liabilities or obligations (whether absolute, contingent or otherwise), whatsoever other than in respect of Taxes or contractual obligations under the Company LLC Agreement which are non-monetary in nature.

     7.6 Taxes. BA Blocker Corp. has filed or caused to be filed or shall file or cause to be filed on or prior to the Closing Date all Tax Returns which are required to be filed by or with respect to BA Blocker Corp. on or prior to the Closing Date (including applicable extensions). Such Tax Returns are, or when filed, will be, timely and complete and accurate. All Taxes of the BA Blocker Corp. which have come due and are required to be paid by it through the date hereof have been paid in full and all deposits required by law to be made by BA Blocker Corp. through the date hereof with respect to employees and other withholding Taxes have been duly made. No deficiency for any Tax or claim for additional Taxes has been proposed, asserted or assessed against BA Blocker Corp. in writing and BA Blocker Corp. has not granted any waiver of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency. BA Blocker Corp. has not been a United States real property holding corporation within the meaning of Code sec.897(c)(2). BA Blocker Corp. has not been a party to any Tax allocation or sharing agreement. BA Blocker Corp. (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any person (other than of BA Blocker Corp.) under Reg. sec.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. All of the representations, warranties and covenants made by BA Blocker Corp. in the Representation Letter to be delivered by BA Blocker Corp. are true and correct.

                                   ARTICLE 8

             REPRESENTATIONS AND WARRANTIES OF ALLIED BLOCKER CORP.
                     AND ALLIED BLOCKER CORP. SHAREHOLDERS

     Allied Blocker Corp. and Allied Blocker Corp. Shareholders jointly and severally represent and warrant to Buyer as follows:

     8.1 Organization and Standing. Allied Blocker Corp. is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland. Allied Blocker Corp. Shareholders have delivered to Buyer true, correct and complete copies of the Articles of Incorporation and the Bylaws of Allied Blocker Corp. Allied Blocker Corp. is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualifications necessary, which jurisdictions are listed on Schedule 8.1 hereto. Allied Blocker Corp has the power and authority to own, lease and operate its assets and to carry on its business, if any, in the manner in which it was conducted immediately prior to the date of this Agreement.

     8.2 Capitalization. The entire authorized capital stock of Allied Blocker Corp. (collectively, "Allied Blocker Corp. Stock") consists of 1,000 shares of Common Stock, $0.0001 par value per share, of which 280 shares are issued and outstanding. All the outstanding shares of Allied Blocker Corp. Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Schedule 8.2 attached hereto sets forth the number of shares of issued and outstanding Allied Blocker Corp. Stock and each holder of such shares both as to legal title and beneficial ownership. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of Allied Blocker Corp. Stock; in particular, there are no outstanding commitments or plans by Allied Blocker Corp. to issue any additional shares of capital stock, or to purchase or redeem any shares of Allied Blocker Corp. Stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any beneficial shares of Allied Blocker Corp. Stock.

     8.3 Authorization; No Violation. Allied Blocker Corp. has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and each Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and all Transaction Documents to which Allied Blocker Corp. is a party constitute, and when executed and delivered after the date hereof will constitute the legal, valid and binding obligation of Allied Blocker Corp. enforceable against Allied Blocker Corp. in accordance with the terms hereof and thereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of creditor's rights or by equitable principles relating to enforceability). Except for the filing of the Transfer of Control Applications and the granting of the Initial Order and the Final Order, the execution, delivery and performance of this Agreement and the Transaction Documents to which Allied Blocker Corp. is a party and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Allied Blocker Corp.,
(ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any contract or agreement to which the Allied Blocker Corp. is a party or to or by which it is subject or bound, (iii) require the consent of any party to any contract or agreement to which Allied Blocker Corp. is a party except for the Company LLC Agreement, (iv) result in the creation or imposition of any Lien upon any of the assets of Allied Blocker Corp. or (v) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which Allied Blocker Corp. is subject or bound. Except for the Company LLC Agreement, no consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by Allied Blocker Corp. in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which Allied Blocker Corp. is a party or the consummation of the transactions contemplated hereby and thereby.

     8.4 Litigation. Except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no action, suit, proceeding or arbitration or, to the Knowledge of each of the Allied Blocker Corp. Shareholders, investigation pending against or affecting Allied Blocker Corp. There is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which Allied Blocker Corp. is subject or otherwise applicable to the Business, nor is it in default with respect to any such order, writ, injunction, award or decree.

     8.5 No Investments, Operations, Liabilities. Except for its membership interest in the Company, Allied Blocker Corp. does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, limited liability company, joint venture, trust or other business entity. Allied Blocker Corp. does not, either directly or indirectly, own beneficially any assets, real properties or personal properties and is not party to or governed by any agreement, contract, license or leases, other than the Company LLC Agreement and this Agreement. Allied Blocker Corp. does not and has not had since the date of its incorporation any employees and has not since the date of its incorporation operated any business whatsoever other than its ownership of Membership Interests. Allied Blocker Corp. does not have any debts, liabilities or obligations (whether absolute, contingent or otherwise) whatsoever, other than in respect of Taxes or contractual obligations under the Company LLC Agreement which are non-monetary in nature.

     8.6 Taxes. Allied Blocker Corp. has filed or caused to be filed or shall file or cause to be filed on or prior to the Closing Date all Tax Returns which are required to be filed by or with respect to Allied Blocker Corp. on or prior to the Closing Date (including applicable extensions). Such Tax Returns are, or when filed, will be, timely and complete and accurate. All Taxes of Allied Blocker Corp. which have come due and are required to be paid by it through the date hereof have been paid in full and all deposits required by law to be made by Allied Blocker Corp. through the date hereof with respect to employees and other withholding Taxes have been duly made. No deficiency for any Tax or claim for additional Taxes has been proposed, asserted or assessed against Allied Blocker Corp. in writing and Allied Blocker Corp. has not granted any waiver of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency. Allied Blocker Corp. has not been a United States real property holding corporation within the meaning of Code sec.897(c)(2). Allied Blocker Corp. has not been a party to any Tax allocation or sharing agreement. Allied Blocker Corp. (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any person (other than of Allied Blocker Corp.) under Reg. sec.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                                   ARTICLE 9

                       REPRESENTATIONS AND WARRANTIES OF
                           BLOCKER CORP. SHAREHOLDERS

     Each Blocker Corp Shareholder, severally (and not jointly) hereby represents and warrants to and for the benefit of Buyer:

     9.1 Title to Shares. Such Blocker Corp. Shareholder is the record and beneficial owner, and has good and legal title to the shares of the respective Blocker Corps. set forth opposite to such Blocker Corp. Shareholder's name on
Schedule 7.2 and Schedule 8.2 respectively, free and clear of all Liens. At the Closing, such Blocker Corp. Shareholder shall sell to Buyer good and legal title to such shares, free and clear of all Liens.

     9.2 Capacity, Power and Authority. Such Blocker Corp. Shareholder if a natural person, has the capacity necessary to enter into this Agreement and to carry out the transactions contemplated hereby. Such Blocker Corp. Shareholder, if not a natural person, possesses all requisite corporate, limited liability company or partnership power and authority necessary to enter into this Agreement and carry out the transactions contemplated hereby. Such Blocker Corp. Shareholder, if not a natural person, is duly organized, validly existing and in good standing under the laws of its formation or incorporation, respectively.

     9.3 Authorization; No Violation. The execution, delivery and performance of this Agreement, and the Transaction Documents to which such Blocker Corp. Shareholder is a party have been duly authorized by such Blocker Corp. Shareholder (if not a natural person). This Agreement and the Transaction Documents to which such Blocker Corp. Shareholder is a party when executed and delivered by such Blocker Corp. Shareholder in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Blocker Corp. Shareholder, enforceable against such Blocker Corp. Shareholder with its terms (except as such enforceability may be limited, by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of a creditor's rights generally or by equitable principles relating to enforceability). The execution, delivery and performance of this Agreement, the Appointment of Sellers' Representatives Agreement and the Transaction Documents to which such Blocker Corp. Shareholder is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Certificate of Organization or Formation or the limited liability company agreement (if such Blocker Corp. Shareholder is a limited liability company), (ii) conflict with or violate any provision of the Certificate of Incorporation or the Bylaws of such Blocker Corp. Shareholder (if such Blocker Corp. Shareholder is a corporation), (iii) conflict with or violate any provision of the Partnership Certificate or Partnership Agreement of such Blocker Corp. Shareholder (if such Blocker Corp. Shareholder is a partnership), (iv) except as set forth on Schedule 9.3 hereto, require the consent of any third party, (v) result in the creation or imposition of any Lien upon any of the Shares, or (vi) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which such Blocker Corp. Shareholder is subject or bound.

     9.4 Litigation. Except for administrative rule making or other proceedings of general applicability to the broadcast industry there is no action, suit or proceeding pending, or to the Knowledge of such Blocker Corp. Shareholder threatened against such Blocker Corp. Shareholder, which, in any case or in the aggregate, would affect the ability of such Blocker Corp. Shareholder to consummate the transactions contemplated hereby. Except as set forth on Schedule 9.4 hereto, there is no outstanding order, writ, injunction, award or decree of any court or arbitration or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, to which any such Blocker Corp. Shareholder is subject, nor is such Blocker Corp. Shareholder in default with respect to any such order, writ, injunction, award or decree, which in any case or in the aggregate would affect the ability of such Blocker Corp. Shareholder to consummate the transactions contemplated hereby.

                                   ARTICLE 10

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company and Sellers that:

     10.1  Organization and Standing.

     (a) Buyer is a duly organized, validly existing corporation, in good standing under the laws of the State of Illinois.

     (b) Buyer is duly qualified to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualifications necessary, except where failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect. Buyer has the corporate power and the authority to own, lease and operate its assets and to carry on its business in the manner in which it was conducted immediately prior to the date of this Agreement.

     (c) Buyer has delivered to Sellers true and complete copies of the Articles or Certificate of Incorporation and Bylaws in effect as of the date hereof of each of the Buyer Parties.

     10.2 Capitalization. The entire authorized capital stock of Buyer consists of 150,000,000 shares of common stock consisting of (i) 100,000,000 shares of Class A Common Stock, par value $.01 per share, (ii) 20,000,000 shares of Class B Common Stock, par value $.01 per share, and (iii) 30,000,000 shares of Class C Common Stock, par value $.01 per share, 250,000 shares of Series A Preferred Stock, par value $.01 per share, and 12,000 shares of Series B Preferred Stock (collectively, the "Authorized Shares"). Of the total authorized Common Stock, as of November 8, 2001, 35,219,416 shares of Common Stock were issued and outstanding, consisting of (i) 27,775,796 shares of Class A Common Stock, (ii) 5,914,343 shares of Class B Common Stock and (iii) 1,529,277 shares of Class C Common Stock. As of November 8, 2001, 130,141 shares of the Series A Preferred Stock were issued and outstanding and 280 shares of the Series B Preferred Stock were issued and outstanding. As of November 8, 2001, there are no options, warrants or other rights to purchase Authorized Shares other than options to purchase an aggregate of 4,595,562 and 2,657,392 shares of Class A Common Stock and Class C Common Stock, respectively, and warrants to purchase an aggregate of 38,883 shares of Class B Common Stock. All of the outstanding Authorized Shares (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized and are (or will be when issued and the exercise price paid) validly issued, fully paid and nonassessable. None of the Authorized Shares are entitled to or subject to preemptive rights.

     10.3 Authorization; No Violation. Subject to obtaining the Requisite Buyer Vote, the Buyer Parties have all requisite corporate power and authority to enter into, deliver and execute this Agreement and each of the Transaction Documents to which the Buyer Parties are a party and to carry out the transactions contemplated hereby and thereby. This Agreement constitutes and when executed and delivered at the Closing, each of the Transaction Documents to which the Buyer Parties are a party when executed and delivered after the date hereof will constitute the legal, valid and binding obligation of the Buyer Parties, enforceable against each of them in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of creditors' rights generally or by equitable principles relating to enforceability). All corporate proceedings and action required to be taken by the Buyer Parties and their respective Boards of Directors relating to the execution, delivery and performance of this Agreement and the Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby shall have been duly taken by the Closing. The execution, delivery and performance of this Agreement and Transaction Documents to which the Buyer Parties are a party and any other agreement or document necessary to the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Articles or Certificates of Incorporation or Bylaws of the Buyer Parties, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any material contract or instrument or any debt or obligation to which any of the Buyer Parties are a party or subject, however, to Buyer obtaining the consent of its lenders which will be obtained in connection with the Closing, or (iii) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which any of the Buyer Parties are subject or bound. Except as set forth on Schedule 10.3, no consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by the Buyer Parties in connection with the execution, delivery and performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

     10.4 Litigation. Except as set forth on Schedule 10.4 hereto, and except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no action, suit, arbitration or proceeding, or to the Knowledge of Buyer, investigation pending by or against or affecting any of the Buyer Parties or any Significant Subsidiary. In the aggregate, all actions, suits, proceedings, arbitrations and investigations set forth on
Schedule 10.4, if adversely determined, could not reasonably be expected to have a Buyer Material Adverse Effect and would not adversely affect the ability of the Buyer Parties to consummate the transactions contemplated hereby.

     10.5 Merger Shares and Stock Consideration. The Merger Shares and Stock Consideration to be conveyed hereunder and the Warrant Shares issuable upon the exercise of the Warrants are duly authorized for issuance and, if and when issued and delivered by Buyer, will be validly issued, fully paid and non-assessable.

     10.6 Buyer SEC Documents. The Buyer's annual report on Form 10-K for its fiscal year ended December 31, 2000, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2001, and June 30, 2001, (iii) its proxy statements relating to meetings of the shareholders of Buyers held since December 31, 2000, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2000; together with any quarterly or annual reports and statements, and schedules filed with the SEC prior to Closing Date (other than the Buyer Proxy Statement or the Registration Statements) are referred to as "Buyer SEC Documents." As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment), the Buyer SEC Documents (i) complied as to form in all material respect with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) shall not apply to the financial statements included in Buyer SEC Documents (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in Buyer SEC Documents (including any related notes and schedules) have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes and normal and customary year-end adjustments for the unaudited balance sheet and related statements of income and cash flow), consistently applied and maintained throughout the periods indicated, and fairly present the financial condition of Buyer and its subsidiaries at their respective dates and the results of operations for the periods covered thereby in all material respects. Since January 1, 2001, Buyer has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     10.7 Financing. True and correct copies of the letter dated as of November 9, 2001 from a financial institution related to a proposed senior secured credit facility (the "Financing Letter") has been provided to the Sellers' Representatives. Buyer believes in good faith that the amount specified in the Financing Letter (such amount is referred to hereinafter as the "Financing") is sufficient to permit Buyer to consummate the transactions provided for in this Agreement. As of the date of this Agreement, Buyer does not have any reason to believe that the Financing will not be available to Buyer to consummate the transactions provided for herein.

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

     10.8 Significant Subsidiaries; Buyer Parties. Each of Buyer's Significant Subsidiaries and Buyer Parties (other than Buyer) (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and
(c) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except in case of clauses (a) and (c) for jurisdictions in which such failure to be so qualified or to be in good standing in the aggregate would not reasonably be expected to have a Buyer Material Adverse Effect. All outstanding shares of capital stock of the Significant Subsidiaries and Buyer Parties (other than Buyer) are (y) validly issued, fully paid and non-assessable and (z) owned by Buyer, directly or indirectly, free and clear of all Liens, except in the case of clause (z) for Liens contained in credit agreements and similar instruments to which Buyer is a party. Except as disclosed in Buyer SEC Documents, there are no outstanding subscriptions, warrants, options, rights of first refusal, preemptive rights, calls or rights or other arrangements or commitments obligating any Significant Subsidiary or Buyer Parties (other than Buyer) to issue any capital stock or other securities of any Significant Subsidiary or Buyer Parties (other than Buyer), except as would be immaterial to Buyer.

     10.9  Proxy Statement; Registration Statement.

     (a) The proxy statement (as amended or supplemented, the "Buyer Proxy Statement") to be sent to Buyer's shareholders in connection with the Buyer Shareholders Meeting, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and will not (i) on the date the Buyer Proxy Statement is first mailed to the Buyer's shareholders, and (ii) at the time of the Buyer Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Buyer Shareholders Meeting which has become false or misleading. Notwithstanding any other representation made in this
Section 10.9(a), the Buyer makes no representation or warranty with respect to any written information supplied by the Sellers expressly for the purpose of being contained in the Proxy Statement.

     (b) Each Registration Statement will comply in all material respects with the requirements of the Securities Act and with the rules and regulations thereunder and will not, at the time such Registration Statement is declared effective by the SEC, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statement made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the registration of the Merger Shares or Stock Consideration which has become false or misleading. Notwithstanding any other representation made in this Section 10.9(b), the Buyer makes no representation or warranty with respect to any written information supplied by the Sellers or the Companies expressly for the purpose of being contained in any of the Registration Statements.

     10.10 Material Contracts. Neither Buyer nor any of its Significant Subsidiaries has Knowledge of, or has received notice of any violation or default under any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) to which Buyer or any of its Significant Subsidiaries is a party ("Buyer Material Contracts"), except for such violations or defaults as could not in the aggregate reasonably be expected to have a Buyer Material Adverse Effect.

     10.11 FCC Qualifications. There are no facts currently Known to Buyer which, under the Communications Act or the rules, regulations, policies and practices promulgated thereunder, would (a) disqualify the Buyer Parties from becoming the holder of the Commission Authorizations or an owner or operator of the Stations; (b) disqualify the Buyer Parties from consummating the transactions contemplated hereby within the time period contemplated hereby; or
(c) otherwise impede in any material respect the consummation of such transactions. As of the date hereof, the Buyer Parties do not possess, and have not entered into any agreement (other than this Agreement) to acquire, any media interests

(including the right to program any broadcast stations) in any of the markets in which the Stations operate.

     10.12 Legally Required Shareholder Vote. The affirmative vote of a majority of the votes actually cast by the holders of shares of Class A Common Stock and Class C Common Stock, voting together as a single class in accordance with the provisions of Buyer's Articles of Incorporation, at a meeting of Buyer's shareholders held for such purpose at which a quorum is present, and the Class B Consent (collectively, the "Legally Required Shareholder Vote") are the only votes or consents of the holders of any class or series of Buyer's securities necessary under Buyer's Articles of Incorporation, the rules of Nasdaq, or the Illinois Business Corporation Act to approve the issuance of the Merger Shares, Stock Consideration, Warrants and, upon exercise of the Warrants, the Warrant Shares, and the consummation of the transactions contemplated hereby.

     10.13 Investment Representations of the Buyer Parties. The Buyer Parties represent, warrant and covenant to and with the Sellers that the Membership Interests to be acquired pursuant to the provisions of this Agreement will be, when delivered, acquired by the Buyer Parties for investment for the account of the Buyer Parties and not with a view to the subsequent resale or other distribution thereof, except within the limitations prescribed under the rules and regulations under the Securities Act, or in some other manner which will not violate the registration requirements of the Securities Act or any applicable "Blue Sky" laws.

     10.14  [intentionally deleted]

     10.15 No Investments, Operations, Liabilities. The Buyer Parties, other than Buyer, do not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, limited liability company, joint venture, trust or other business entity. The Buyer Parties, other than Buyer, do not, either directly or indirectly, own beneficially any assets, real properties or personal properties and are not party to or governed by any agreement, contract, license or leases, other than this Agreement. The Buyer Parties, other than Buyer, do not and have not had since the date of their incorporation any employees and have not since the date of their incorporation operated any business whatsoever. The Buyer Parties, other than Buyer, do not have any debts, liabilities or obligations (whether absolute, contingent or otherwise) whatsoever.

     10.16  Disclosure.  The representations and warranties contained in this
Article 10 and the schedules hereto do not contain any untrue statement of material fact or omit to state any fact necessary in order to make the statements herein or therein contained under the circumstances under which made, not misleading.

     10.17 Tax Representations. None of the Buyer Parties is an investment company within the meaning of Section 368(a)(2)(F) of the Code. Buyer owns 100% of the outstanding shares of capital stock and is in control (within the meaning of Section 368(c) of the Code) of both BA Blocker Acquisition Corp. and Allied Blocker Acquisition Corp., and Buyer has no current plan or intention to cause the issuance of additional shares of capital stock that would cause Buyer to lose such control of either BA Blocker Acquisition Corp. or Allied Blocker Acquisition Corp. The Buyer is not aware of any fact or circumstance that could reasonably be expected to prevent either the BA Merger or the Allied Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. All of the representations, warranties and covenants made by the Buyer Parties in the Representation Letters to be delivered by the Buyer Parties are true and correct.

     10.18 Commission Authorizations. Buyer and its subsidiaries are collectively the holder of all right, title, interest in and to all licenses, permits, approvals, construction permits and authorizations issued or granted by the FCC for the operation of, or used in connection with or necessary or useful for the operation of the Buyer Stations and any and all auxiliary and/or supportive transmitting and/or receiving facilities, boosters and repeaters ("Buyer Commission Authorizations") for each of the Buyer Stations. Such Buyer Commission Authorizations are in full force and effect. To the Knowledge of the Buyer, there is not pending any action by or before the FCC to revoke, suspend, cancel, rescind or adversely modify any such Buyer Commission Authorizations (other than proceedings to amend FCC rules of general applicability or in respect of immaterial Buyer Commission Authorizations), and there is not now issued or outstanding, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture against Buyer or its subsidiaries with respect to any of the Buyer Stations. The Buyer Stations are operating in compliance in all material respects with the Buyer Commission Authorizations, the Commissions Act, and the rules, regulations and policies of the FCC, including the FCC's guidelines regarding RF radiation.

     10.19 Investment Company. None of the Buyer Parties is an investment company within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE 11

                                SECURITIES LAWS

     11.1 No Registration Statement. The Sellers understand that the Merger Shares and Stock Consideration to be issued and delivered to the Sellers pursuant to the provisions of this Agreement constitute restricted securities and will not be issued pursuant to a registration statement under the Securities Act, or any applicable "Blue Sky" laws, in reliance upon exemptions contained in the Securities Act and the general rules and regulations under the Securities Act promulgated by the SEC and comparable exemptions from any applicable "Blue Sky" laws.

     11.2 Investment Representations of Sellers. Each of the Sellers, severally (and not jointly), represents, warrants and covenants to and with the Buyer that (i) the Merger Shares and Stock Consideration to be issued and delivered to the Sellers pursuant to the provisions of this Agreement will be, when issued and delivered, acquired by the Sellers for investment for the account of the Sellers and not with a view to the subsequent resale or other distribution thereof, except within the limitations prescribed under the rules and regulations under the Securities Act, or in some other manner which will not violate the registration requirements of the Securities Act or any applicable "Blue Sky" laws, and (ii) such Seller is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     11.3 Conditions Precedent to Transfer of Merger Shares and Stock Consideration. The Sellers acknowledge that they understand, consent and they hereby agree, that transfer of the Merger Shares and Stock Consideration received by the Sellers under this Agreement, including a transfer described in
Section 11.2, will be permitted or allowed only when:

     (a) Any of the Sellers is making such transfer or sale in compliance with Rule 144 of the general rules and regulations under the Securities Act promulgated by the SEC ("Rule 144") and any applicable "Blue Sky" laws, or

     (b) such request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Buyer, to the effect that neither the sale nor the proposed transfer results in a violation of the Securities Act or the rules and regulations thereunder or applicable "Blue Sky" laws, or

     (c) such request for transfer is accompanied by a "no-action" letter from the SEC and any applicable state securities regulatory agency with respect to the proposed transfer, or

     (d) a registration statement under the Securities Act and any applicable "Blue Sky" laws is then in effect with respect to such shares.

                                   ARTICLE 12

                               CERTAIN COVENANTS

     12.1 Conduct of Business. Prior to the Closing, the Companies shall not, and the Sellers shall cause the Companies not to and the Companies and the Sellers shall not permit the Stations to:

     (a) by any act or omission surrender, modify adversely, forfeit, or fail to renew under regular terms any Seller Commission Authorizations for any of the Stations, or give the FCC grounds to institute any proceeding for the revocation, suspension or modification of any Seller Commission Authorizations for any of the Stations, or fail to use commercially reasonable efforts to prosecute any pending application with respect to any of the Seller Commission Authorizations, except in each instance for immaterial Seller Commission Authorizations;

     (b) issue any membership interest or any other interest convertible into a membership interest in any of the Companies or grant any option to acquire any membership interest in any of the Companies;

     (c) declare, set aside or pay any dividend or other distribution in respect of any Membership Interest of the Companies except as set forth on Schedule 12.1(c);

     (d) terminate any Material Contract or amend any Material Contract, or cancel, modify or waive any material debts or claims held in respect of the Business or by any of the Companies or waive any material rights of value, except in the ordinary course of business consistent with past practice;

     (e) do any act or omit to do any act which will cause a material breach or default in any of the Material Contracts;

     (f) mortgage, pledge or subject to any Lien or other encumbrance (other than a Permitted Lien) any portion of the Companies' Assets other than pursuant to the Existing Aurora Credit Facilities;

     (g) sell, transfer or otherwise dispose of any of the Business' or any of the Companies' Assets valued at more than $50,000 in the aggregate;

     (h) except for the plan noted on Schedule 12.1(h), adopt or amend any Company Benefit Plan (or any plan that would be a Company Benefit Plan if adopted), except for the renewal of Company Benefit Plans in the ordinary course of business, or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other contract with any labor organization, union or association, except in each case as required by applicable laws;

     (i) grant to any executive officer or employee of any of the Companies any increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or as may be required under existing agreements;

     (j) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness other than pursuant to the Existing Aurora Credit Facilities;

     (k) except as provided on Schedule 12.1(k), pay, loan or advance any amount to, or sell, transfer or lease any of the Companies' Assets to, or enter into any agreement or arrangement with an Affiliate;

     (l) make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

     (m) except as provided on Schedule 12.1(m), acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets that are valued, individually or in the aggregate, in excess of $200,000;

     (n) make or incur any capital expenditure that, individually or in the aggregate, is in excess of $300,000;

     (o) enter into any lease of real property, or enter into any contract involving payments or receipts during the life of the contract of more than $50,000, or a term of more than six (6) months without the consent of Buyer, not to be unreasonably withheld;

     (p) accelerate the collection of or discount or factor its accounts receivable other than in the ordinary course consistent with past practices;

     (q) as to any of the Companies, by any act or omission, permit any of the Companies to undertake any action or omission which would cause it to breach any of the representations set forth in Article 5; or

     (r) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of the foregoing.

     12.2 Operations of Each of Companies. During the period from the date of this Agreement to the Closing Date, the Sellers shall cause the Companies to be operated and conducted in the ordinary course of business and consistent with past practices in all material respects. The Sellers shall have sole responsibility for the Stations and their operations, and during such period, the Sellers shall and shall cause the Companies to:

     (a) operate the Stations in a manner consistent with the normal and prudent operation of commercial broadcast radio stations of similar size and format and in accordance in all material respects with the rules and regulations of the Commission and the Seller Commission Authorizations, and file all reports, applications, responses and other documents required to be filed with respect to the Stations during such period, and deliver to Buyer within five (5) days after filing thereof with the Commission copies of any and all such reports, applications, responses and/or other documents, including a copy of any Commission inquiries to which the filing is responsive (and in the event of an oral Commission inquiry, Company will furnish a written summary thereof);

     (b) use their commercially reasonable efforts to preserve intact the goodwill and staff of the Companies, and the relationships of any of the Companies with advertisers, customers, suppliers, employees, contracting parties, governmental authorities and others having business relations with such Company;

     (c) maintain in full force and effect all material Permits which are presently held and are required for the operation of the Business as presently conducted;

     (d) maintain all of the material Assets of the Companies in a manner consistent with past practices, reasonable wear and tear excepted and maintain the types and levels of insurance currently in effect in respect of the Assets, including Real Property;

     (e) subject to Section 13.1(g), upon any damage, destruction or loss to any material Asset, apply any insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such Asset or other property of any of the Companies before such event or, if required, to such other (better) condition as may be required by applicable laws;

     (f) manage the working capital of each of the Companies consistent with past practices, except for the repayment of the Existing Debt;

     (g) prior to or simultaneously with the Closing, pay or cause to be paid in full all of the expenses of any of the types referred to in Section 5.21, including, without limitation, all such expenses incurred on or prior to Closing or for which any of the Companies are or may become liable whether or not due and payable under their terms; and

     (h) after giving effect to the payment of the expenses referred to in
Section 12.2(g) above, and any distributions described in Schedule 12.1(c), maintain a minimum of $500,000 of cash on the Closing Date (in addition to the Blocker Corp. Tax Amount payable pursuant to Section 1.4 hereof).

     12.3 Conduct of Blocker Corps. Business. The BA Blocker Corp. Shareholders with respect to BA Blocker Corp., and the Allied Blocker Corp Shareholders with respect to Allied Blocker Corp., covenant to operate such Blocker Corp. in the ordinary and usual course of business and consistent with past practices. Without limiting the foregoing, the Blocker Corps. shall not, and the BA Blocker Corp. Shareholders shall not cause or permit BA Blocker Corp. to, and the Allied Blocker Corp. Shareholders shall not cause or permit Allied Blocker Corp. to, prior to the Closing:

     (a) issue or sell any shares of stock or securities convertible into or exchangeable for shares of stock in such Blocker Corp. or grant any share option right to purchase any shares of stock of any securities convertible into or exchangeable for shares of stock in such Blocker Corp.;

     (b) declare, set aside or pay any dividend or other distribution in respect of such securities; or

     (c) by any act or omission, permit such Blocker Corp. to undertake any action or omission which would cause it to breach any of the representations set forth in Articles 7 or 8, respectively.

     12.4 Conduct of Buyer's Business; Operations of Buyer. During the period from the date of this Agreement to and including the Closing Date, Buyer shall, and shall cause the Significant Subsidiaries to, operate the Buyer Stations and to conduct the business of Buyer and each Significant Subsidiary in all material respects in the ordinary course of business, consistent with past practices. During the period from the date of this Agreement to the Closing Date, Buyer shall and shall cause its Significant Subsidiaries to operate the Buyer Stations in a manner consistent with the normal and prudent operation of commercial broadcast radio stations of similar size and format and in accordance in all material respects with the rules and regulations of the FCC and the Buyer FCC Licenses, except to the extent that failure to do so would not have a Buyer Material Adverse Effect. During this period from the date of this Agreement to and including Closing, Buyer shall not undertake any of the activities listed on
Schedule 12.4 hereto except as provided therein.

     12.5 Changes in Information. During the period from the date of this Agreement to the Closing Date, each of the Seller Parties shall give Buyer, and Buyer shall give the Seller Parties prompt written notice of any change in, or any of the information contained in, the representations and warranties made in or pursuant to this Agreement by such Seller Party or the Buyer Parties, respectively, or of any event or circumstance which, if it had occurred on or prior to the date hereof, would cause any of such representations or warranties not to be true and correct.

     12.6 Restrictions on Buyer. Nothing contained in this Agreement shall give Buyer any right to control the programming or operations of the Stations prior to the Closing Date and the Companies shall have complete control of the programming and operation of the Stations between the date hereof and the Closing Date.

     12.7  Access to Information.

     (a) During the period from the date of this Agreement to the Closing Date, Buyer and its accountants, counsel and other representatives, shall, upon prior written or telephone notice of at least one day, be given reasonable and continuing access during normal business hours to all of the facilities, properties, books and records of each of the Companies, and they shall be furnished with such documents and information with respect to the affairs of each of the Companies and the Stations as from time to time may reasonably be requested, and, in furtherance thereof, including all accounting records and working papers pertaining to the Financial Statements. Buyer may retain an engineering firm of its own choosing, and at its cost, to conduct engineering due diligence into the adequacy, operation and condition of the Stations, and the transmission, receiving, broadcast, studio and production machinery, equipment, towers and facilities of and/or relating to the Stations, and their compliance with the standards of applicable law.

     (b) From and after the Closing Date, Buyer shall provide to each Seller Party, upon reasonable prior notice and during normal business hours, reasonable access to the books and records of the Companies and Blocker Corps. related to the period ending on the Closing Date as may be necessary for Tax filings, the defense of third party claims pursuant to Section 14.4 hereof, and other proper purposes, subject to the confidentiality obligations of Section 12.22 hereof.

     12.8 No Shop. The Sellers agree that from and after the date hereof and until the earlier of the termination of this Agreement in accordance with the terms hereof, the Closing Date or a date which is twelve (12) months after the date hereof, the Sellers will not sell, transfer or otherwise dispose of any direct or indirect equity or other interest in any of the Companies or Blocker Corps. or any material portion of the Assets of the Companies, and the Seller Parties will not seek and will not provide any information in connection with inquiries or proposals, or enter into or pursue any discussions, or enter into any agreements (oral or written), with respect to, the sale or purchase of any direct or indirect equity or other interest in any of the Companies or Blocker Corps., or any option or warrant with respect to such interest, or the merger, consolidation, sale, lease or other disposition of all or any material portion of the assets, business, rights or Commission Authorizations of any of the Companies or the Stations; provided that any Seller may transfer its interest in the Company or any Blocker Corps. to an affiliate or to a family member or trust established for such Seller or any family member of such Seller who agrees to be bound by the terms and conditions hereof in form and substance reasonably satisfactory to Buyer.

     12.9 Environmental Notices. In the event that, on or prior to the Closing Date, any of the Seller Parties receives any notice or advice in connection with any of the Companies from any governmental agency or authority or any other source with respect to a Hazardous Discharge or presence of a Hazardous Substance, Sellers' Representatives shall immediately notify Buyer and furnish to Buyer a copy of any such notices, correspondence and other documentation. Sellers shall promptly conduct all investigations, studies, sampling and testing which may be appropriate in connection with any such notice or advice and in accordance with all applicable federal, state and local laws, ordinances, rules and regulations, and keep Buyer informed of all developments in any such matter.

     12.10 Supplying of Financial Statements. Sellers' Representatives covenant to deliver to Buyer all regularly prepared unaudited financial statements of any of the Entities prepared after the date of this Agreement in format historically utilized internally, as soon as available, which statements shall be issued no less frequently than monthly.

     12.11 Non-Compete Agreements. Simultaneously with the execution and delivery of this Agreement, the Sellers listed on Schedule 12.11 and Buyer have executed a Non-Compete Agreement in the form previously agreed upon.

     12.12 HSR Filings. As soon as practicable after the execution hereof, but in no event later than twenty (20) business days after the execution hereof, Buyer and the Sellers' Representatives on behalf of Sellers and the Companies shall each make the required filings in connection with the transactions contemplated hereby under the HSR Act with the FTC and the Antitrust Division of the United States Department of Justice, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each party shall make all such further filings and submissions and take such further action as may be required in connection therewith and shall furnish all other information necessary therefor. The Sellers' Representatives and Buyer shall notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division or the FTC and the party receiving such request shall use its best efforts to comply with such request as soon as reasonably possible. Neither party shall withdraw any filing or submission without the prior written consent of the other. All fees in connection with the required filings shall be borne one-half (1/2) by the Buyer and one-half (1/2) by the Company.

     12.13 Shareholder Meeting; SEC Filings. Buyer shall duly call and hold a meeting of its shareholders ("Buyer Shareholders Meeting") as soon as reasonably practicable for the purpose of approving the issuance of the Merger Shares and Stock Consideration and the transactions contemplated by this Agreement. Buyer shall include in the Buyer Proxy Statement the recommendation of its Board of Directors that its shareholders vote in favor of the issuance of the Merger Shares and Stock Consideration, subject to the duties of the Board of Directors of the Company to make any further disclosure to the shareholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation). Buyer shall give Sellers' Representatives a reasonable opportunity to review and comment on the Buyer Proxy Statement before it is filed with the SEC. In connection with such meeting and the transactions contemplated hereunder, Buyer will (i) prepare and file with the SEC, use reasonable efforts to have cleared by the SEC, and thereafter mail to its shareholders the Buyer Proxy Statement and any and all amendments or supplements thereto and all other materials appropriate for such meeting; (ii) use its reasonable best efforts to obtain the Requisite Buyer Vote and (iii) otherwise comply with all legal requirements applicable to such meeting.

     12.14 Public Announcement. In the event that any party hereto determines that an announcement or press release is appropriate under any circumstances relating to the Agreement or the transaction contemplated hereby, the parties shall consult with each other regarding form and content and timing of such announcement or press release.

     12.15  Filing of Tax Returns.

     (a) The Sellers, severally (and not jointly), covenant to cause the Companies', the BA Blocker Corp. Shareholders, severally (and not jointly), covenant to cause BA Blocker Corp.'s and the Allied Blocker Corp. Shareholders, severally (and not jointly), covenant to cause the Allied Blocker Corp.'s federal, state and local Tax Returns for the taxable years or periods that end on or prior to the Closing Date to be prepared and timely filed (all such Tax Returns being "Seller Returns"). All such Seller Returns shall be prepared and filed in a manner that is consistent with prior practice, except as required by applicable law. The Sellers, severally (and not jointly), covenant to cause the Companies', the BA Blocker Corp. Shareholders, severally (and not jointly), covenant to cause BA Blocker Corp.'s and the Allied Blocker Corp. Shareholders, severally (and not jointly), covenant to cause the Allied Blocker Corp.'s federal, state and local Tax Returns for the taxable years or periods beginning before and ending after the Closing Date ("Straddle Returns") to be prepared and timely filed. The Sellers shall submit all Straddle Returns of the Company and the BA Blocker Corp., and the Allied Blocker Corp. Shareholders shall submit all Straddle Returns of the Allied Blocker Corp., to Buyer at least thirty (30) days prior to the date they must be filed. Buyer shall notify Sellers, the BA Blocker Corp. Shareholders, and Allied Blocker Corp. Shareholders, as applicable, of any proposed revisions to such Straddle Returns within fifteen (15) days after receipt of such Straddle Returns. Sellers, the BA Blocker Corp. Shareholders, or Allied Blocker Corp. Shareholders, as applicable, and Buyer agree to attempt to resolve in good faith any dispute concerning the reporting of any item of such Straddle Return. In the event the Sellers, BA Blocker Corp. Shareholders, or Allied Blocker Corp. Shareholders, as applicable, and the Buyer are unable to resolve such dispute, the Accounting Expert shall resolve such dispute and Sellers, BA Blocker Corp. Shareholders, or Allied Blocker Corp. Shareholders, as applicable, and Buyer agree that the decision of such firm shall be binding and conclusive on Sellers, BA Blocker Corp. Shareholders, or Allied Blocker Corp. Shareholders, as applicable, and Buyer. The Sellers, BA Blocker Corp. Shareholders, and Allied Blocker Corp. Shareholders, as applicable, and Buyer hereby agree to provide each other with such cooperation and information as any of them may reasonably request in filing any Seller Return, Straddle Return, amended tax return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation shall include the retention and provision of records and information relevant to any such return, audit litigation or other proceedings. All such information shall be true, correct and accurate.

     (b) Buyer shall not file or cause to be filed any amendment with respect to any Seller Return or any Straddle Return without the consent of the Sellers' Representatives.

     12.16 Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including all penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Company when due, and the Company will file all necessary Tax Returns and other documentation with respect to such Taxes, fees and charges.

     12.17 Evidence of Title. Prior to Closing, Buyer, at its sole cost and expense, may order title insurance commitments (the "Commitments") issued by a licensed title insurer chosen by Buyer agreeing to issue to Buyer, on the Closing Date, ALTA lender's policies of title insurance with respect to each Site in form and substance satisfactory to Buyer. The Company shall cooperate with Buyer in all respects in securing the Commitments; provided, however, that the securing of such Commitments shall not constitute a condition precedent to Buyer's obligation to consummate the transactions contemplated hereby.

     12.18 Surveys. Prior to Closing, Buyer, at its sole cost and expense, may order "AS BUILT" surveys (the "Surveys") of the Sites prepared by a surveyor chosen by Buyer. Each Survey shall include such matters as Buyer shall require. The Company shall cooperate with the Buyer in all respects in securing the Surveys; provided, however, that the securing of such Surveys shall not constitute a condition precedent to Buyer's obligation to consummate the transactions contemplated hereby.

     12.19 Environmental Audits. In the event that environmental audits for any Site are warranted, in the opinion of Buyer, Buyer shall have prepared with the cooperation of Sellers and the Company, if Buyer so chooses, such audits, and the cost of such environmental audits shall be borne by the Buyer. The environmental audits may include without limitation the following: (i) a description of the scope of the engineer's investigation which shall include all of the following: (a) a search and examination of the records of governmental agencies (local, state and federal) on any environmental matters; (b) physical inspection of the Sites to identify potential environmental problems (including but not limited to asbestos, radon gas and underground storage tanks); (c) a tour of the area around the Sites to determine potential source of environmental problems; (d) a review of the location of federal, state, and local hazardous waste sites in the vicinity and their effect on the Sites; (e) interviews of employees of the Companies and owners of land adjacent to the Sites; and (f) a review of the prior ownership and use of the Sites; and (ii) a written analysis of the findings of the engineer's investigation. No soil or groundwater samples shall be taken as part of such audit, except as reasonably required by Buyer at reasonable times and with the Company having the right to have a representative present.

     12.20 Inspections, Reports and Studies. Prior to the Closing, Buyer may, at Buyer's sole cost and expense, in each case at reasonable times and with the Company having the right to have a representative present, perform a structural and mechanical inspection (the "Inspection") of the Sites to determine that the structural improvements (including but not limited to, the towers located thereon), the mechanical and utility systems (including but not limited to, the HVAC, plumbing, electric, gas and sewer) and the Assets are in good working order and condition. The Company shall deliver to Buyer, within five (5) business days after written request from Buyer, any information and data pertaining to the Sites in the possession of any of the Companies including but not limited to, any title work, surveys, soil boring tests, environmental reports, engineering feasibility studies, land use plans, plans and specifications, zoning permits, building permits, appraisals, inspection reports, maintenance agreements and utility contracts, and Buyer may, at Buyer's sole cost and expense, perform such further soil tests, engineering feasibility studies, market feasibility studies and other tests and studies as it deems necessary or desirable in connection with the Property (collectively, the "Tests"). Buyer shall cause each of its agents, contractors, consultants or other representatives performing any Tests, prior to entering upon any of the Sites, to deliver to the Company evidence of liability insurance naming the Company as an additional insured with a combined single limit of not less than $5,000,000. During the course of the Inspection or any Tests, Buyer shall not cause, and shall not suffer or permit to occur, any damage or injury to the Assets or any portion thereof or any other property located in or on the Sites and Buyer shall not cause, and shall not suffer or permit to occur, any material interference with the management or operation of the Sites. If as a result of any entry or activities conducted in, on or about the Sites by Buyer or any of its agents, contractors, consultants or other representatives, whether prior to or on or after the date of this Agreement, the Assets or any portion thereof sustain or sustained any damage or other injury, Buyer shall be required to accept the Assets subject to any such damage or injury without any claim or offset on account thereof, and if the Closing shall fail to occur for any reason, Buyer shall pay to Sellers, on demand, the cost to restore the Assets in question to a condition which is near as possible to their original condition as existed prior to such entry or activities.

     12.21 Buyer's Actions. Buyer agrees that neither it nor any of its Significant Subsidiaries shall knowingly take any actions, including the acquisition of or agreement to acquire media interests (including the right to program broadcast stations), which would cause any delay of the granting of FCC consent, or the expiration of any applicable waiting period or early termination under the HSR Act.

     12.22 Confidentiality. Except and to the extent required by law, Buyer, Sellers and Sellers' Representatives hereby agree not to disclose or use, and to cause their respective representatives and their respective subsidiaries and their representatives not to disclose or use, any confidential information with respect to any party hereto furnished, or to be furnished, by such party or their respective representatives in connection with the transactions contemplated by this Agreement at any time or in any manner other than in connection with the transactions contemplated by this Agreement.

     12.23 Voting Agreement; Class B Consent. Buyer has obtained an agreement from Lewis W. Dickey, Jr., CML Holdings, LLC, and Richard W. Weening and each of their Affiliates to vote their shares of Buyer in favor of this Agreement, the issuance of the Merger Shares, Stock Consideration, Warrants and Warrant Shares and the other actions required by this Agreement, a copy of which agreement has been provided to the Sellers' Representatives, and the Class B Consent, a copy of which has been provided to the Sellers' Representatives.

     12.24 Information Provided by Sellers. The Sellers covenant and agree to cause the Company and the Company warrants and agrees, to provide to Buyer such information, including such information about the Entities as may be necessary to enable Buyer to prepare and file with the SEC the Proxy Statement and the Registration Statements, or any other appropriate registration statement under the Securities Act, and the rules and regulations promulgated thereunder. The Seller Parties covenant (i) that the information provided to be included in the Proxy Statement at the time the Proxy Statement is first mailed to the stockholders of Buyer, and at the time of the Buyer Shareholders Meeting, and
(ii) that the information provided to be included in any Registration Statement at the time such Registration Statement is declared effective by the SEC, will not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in an earlier communication with respect to the solicitation of proxies for the Buyer Shareholders Meeting or with respect to the registration of the Merger Shares and Stock Consideration which has become false or misleading.

     12.25 Tax Matters. Simultaneously with the execution and delivery of this Agreement, the Buyer Parties and BACI have received opinions from their respective counsel to the effect that the BA Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, and Buyer and BA Blocker Corp. have delivered representation letters to each other's counsel in agreed form supporting such opinions, and the Buyer Parties have delivered a representation letter in agreed form to the Allied Blocker Corp. Shareholders (the "Representation Letters"). The Buyer Parties and each Blocker Corp. and Blocker Corp. Shareholders as applicable shall (i) take such actions, or refrain from taking such actions, as may be reasonably necessary so that the BA Merger and the Allied Merger each will qualify as a reorganization under the provisions of Section 368(a) of the Code, (ii) in the case of the BA Merger, obtain bring-down opinions of counsel referred to in Sections 4.1(d) and 4.2(e) and deliver bring-down Representation Letters in connection therewith, and in the case of the Allied Merger, deliver a bring-down Representation Letter, and (iii) prepare or cause to be prepared all Tax Returns or other governmental filings and reports and applicable books and records in accordance with the treatment of the BA Merger and Allied Merger as reorganizations under Section 368(a) of the Code, unless otherwise required by law.

     12.26 Termination Payments. Should the Closing occur, Buyer covenants and agrees to make, or cause the Company to make, to Frank Osborn the termination payments and benefits described in Schedule 12.26 hereto. Frank Osborn covenants, acknowledges and agrees that he is not entitled to any other payments or benefits after the Closing Date in respect of the termination of his employment with the Company.

                                   ARTICLE 13

                                  TERMINATION

     13.1 Termination. This Agreement may be terminated at any time prior to Closing as follows:

     (a) by mutual written consent of Buyer and Sellers' Representatives, on behalf of Sellers;

     (b) by written notice from Buyer, if each of the Buyer Parties is not then in material breach of this Agreement, or by written notice from Sellers' Representatives, if each of the Seller Parties is not then in material breach of this Agreement, if any of the Seller Parties in case of such a notice by Buyer, or any of the Buyer Parties in case of such a notice by the Sellers' Representatives, has continued in material breach of this Agreement for thirty
(30) days after written notice of such breach from the terminating party is received by the other party and such breach is not cured by the earlier of (i) the last day of such 30-day period or (ii) the Closing Date (the "Cure Period"); provided, however, that if such breach cannot be reasonably cured within such 30-day period but can be cured before the Closing Date, and if diligent efforts to cure promptly commence, then the Cure Period shall continue as long as such diligent efforts to cure continue, but not beyond the Closing Date;

     (c) by BACI as provided in Schedule 13.1(c);

     (d) as provided in Section 2.3;

     (e) by written notice of Buyer to Sellers' Representatives, or by Sellers' Representatives to Buyer if (i) the Requisite Buyer Vote shall not have been obtained at a meeting of Buyer's shareholders held for such purpose, or (ii) such meeting is not held on or before twelve (12) months after the date of this Agreement;

     (f) by written notice of Buyer to Sellers' Representatives if the Board of Directors of Buyer after due consideration and in exercise of their fiduciary duties shall have withdrawn its approval or recommendation of this Agreement and the transactions contemplated hereby;

     (g) by Buyer if any loss, damage or other occurrence prevents broadcast transmissions by WEBE FM, WRKI FM, WPDH FM or WFAS FM for more than three continuous days, provided that if Buyer does not terminate this Agreement pursuant to this Section 13.1(g) within ten (10) days of notice by Sellers' Representatives (which notice Sellers' Representative shall give as soon as practicable after they become aware of any loss, damage or other occurrence which is reasonably likely to prevent broadcast transmissions by any of the listed Radio Stations for more than three continuous days), the Company shall promptly restore transmissions and replace the damaged property in a manner substantially similar to that previously conducted or existing (the "Sellers Repairs") and, in such event, Buyer shall not be entitled to terminate this Agreement by reason of such failure to broadcast. If the Sellers Repairs have not been completed at the time the Closing would otherwise be held, then the Closing shall be deferred until a date within 15 days after Sellers' Representatives have notified Buyer of the completion of the Sellers Repairs, the Closing Date to be selected by Sellers upon not less than five days' prior notice to Buyer. If the Sellers Repairs have not been completed and Buyer is so notified by the close of business on the tenth day following the date on which the Closing would otherwise have occurred, Buyer may terminate this Agreement. If the Closing Date would be after the period permitted by the FCC's Final Order, Sellers and Buyer shall file an appropriate request with the FCC for an extension of time within which to complete the Closing. Notwithstanding anything in this Section 13.1(g) to the contrary, if the Sellers Repairs would cost in the aggregate more than $1,000,000 in excess of amounts covered by insurance, Sellers may terminate this Agreement unless Buyer agrees to bear the cost in excess of $1,000,000 or waives the requirement to repair. The need for any Sellers Repairs shall not constitute a breach by Sellers of any covenant, representation or warranty hereunder, if Sellers fulfill their obligations under this Section 13.1(g);

     (h) by written notice of Sellers' Representatives to Buyer, or by Buyer to Sellers' Representatives, if on or prior to the date Closing is to take place pursuant to the provisions of Section 3.1 hereof, the condition set forth in
Section 4.1(f) hereof has not been satisfied;

     (i) by Sellers' Representatives if any loss, damage or other occurrence prevents broadcast transmissions by twenty (20) of Buyer's radio stations for more than three continuous days, provided that if Sellers' Representatives do not terminate this Agreement pursuant to this Section 13.1(h) within ten (10) days of notice by Buyer (which notice Buyer shall give as soon as practicable after it becomes aware of any loss, damage or other occurrence which is reasonably likely to prevent broadcast transmissions by twenty (20) of Buyer's radio stations for more than three continuous days), Buyer shall, at Buyer's expense, promptly restore transmissions and replace the damaged property in a manner substantially similar to that previously conducted or existing (the "Buyer Repairs") and, in such event, Sellers' Representatives shall not be entitled to terminate this Agreement by reason of such failure to broadcast. If the Buyer Repairs have not been completed at the time the Closing would otherwise be held, then the Closing shall be deferred until a date within 15 days after Buyer has notified Sellers' Representatives of the completion of the Buyer Repairs, the Closing Date to be selected by Buyer upon not less than five days' prior notice to Sellers' Representatives. If the Buyer Repairs have not been completed and Sellers' Representatives are so notified by the close of business on the tenth day following the date on which the Closing would otherwise have occurred, Sellers' Representatives may terminate this Agreement. If the Closing Date would be after the period permitted by the FCC's Final Order, Sellers and Buyer shall file an appropriate request with the FCC for an extension of time within which to complete the Closing. Notwithstanding anything in this Section 13.1(h) to the contrary, if the Buyer Repairs would cost in the aggregate more than $1,000,000 in excess of amounts covered by insurance, Buyer may terminate this Agreement unless Sellers agree to bear the cost in excess of $1,000,000 or waives the requirement to repair. The need for any Buyer Repairs shall not constitute a breach by the Buyer Parties of any covenant, representation or warranty hereunder, if Buyer fulfills its obligations under this Section 13.1(h);

     (j) by written notice of Sellers' Representatives to Buyer, or by Buyer to Sellers' Representatives if the Closing shall not have been consummated on or before the date three hundred seventy (370) days after the date of this Agreement provided that the terminating party is not then in breach or default.

     13.2  Effect of Termination.

     (a) Upon termination of this Agreement by any party, the other parties shall thereafter remain liable for (i) breach of this Agreement prior to such termination and (ii) payment and performance of the party's obligations under
Article 14 hereof.

     (b) If this Agreement is terminated by (i) Buyer pursuant to Section 13.1(e) or (f) or (h) hereof, or (ii) by Sellers' Representatives pursuant to
Section 13.1(b) or (e)(i) hereof, or (iii) by Sellers' Representatives pursuant to Section 13.1(e)(ii) or (h) hereof if, at the time of such termination, the conditions set forth in Section 4.1(a), (b) and (c) shall have been satisfied, or (iv) by BACI pursuant to Section 13.1(c) hereof and the conditions in paragraph 2 of Schedule 13.1(c) are satisfied, the Company shall be entitled to and Buyer shall deliver to the Company all Pre-Closing Escrow Shares in accordance with and pursuant to the terms of the Pre-Closing Escrow Agreement. In the case of the delivery of all of the Pre-Closing Escrow Shares to the Company on behalf of Sellers as described in and in accordance with this Section 13.2, delivery of such Pre-Closing Escrow Shares shall constitute liquidated damages and shall be the sole and exclusive remedy of Sellers for any and all damages arising under or in connection with this Agreement, and, upon delivery of such shares, neither Buyer nor any officers, directors, employees, agents, representatives or stockholders of Buyer shall have any liability or further obligation to any of Sellers under or in connection with this Agreement.

     13.3 Specific Performance. Sellers agree that the Entities, the Shares and the Membership Interests to be purchased hereunder include unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce the performance of Sellers under this Agreement without the necessity of posting any bond or other security, and Sellers hereby waive the defense in any such suit that Buyer has an adequate remedy at law and agrees not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this Section 13.3 shall not be exclusive of any other rights and remedies which Buyer may otherwise have under this Agreement or otherwise, all of which rights and remedies shall be cumulative.

                                   ARTICLE 14

                                INDEMNIFICATION

     14.1  General Obligation to Indemnify.

     (a) Each of the Sellers, severally (and not jointly, in accordance with their Subject Percentage Interest), hereby agrees to save, indemnify and hold harmless Buyer from and against, and shall on demand reimburse the Buyer Parties for any and all loss, liability, claim, damage, deficiency or injury, and all costs and expenses (including counsel fees and costs of any suits related thereto) (collectively, "Losses") (excluding any Losses related to Taxes) suffered or incurred by the Buyer Parties by reason of any breach of warranty set forth in Article 5 hereof, or pursuant to any certificate executed by the Company and delivered to Buyer pursuant to or in connection with this Agreement, or nonfulfillment of any covenant or agreement to be performed by or complied with the Company under this Agreement.

     (b) Each Member, severally (and not jointly), hereby agrees to save, indemnify and hold harmless the Buyer Parties from and against, and shall on demand reimburse the Buyer Parties for any and all Losses (excluding any Losses related to Taxes) suffered or incurred by the Buyer Parties by reason of any breach of warranty of such Member set forth in Article 6 or Article 11 hereof or pursuant to any certificate executed by such Member and delivered to Buyer pursuant to or in connection with this Agreement or nonfulfillment of any covenant or agreement to be performed or complied with by such Member under this Agreement.

     (c) BACI hereby agrees to save, indemnify and hold harmless the Buyer Parties from and against, and shall on demand reimburse the Buyer Parties for any and all Losses (excluding any Losses related to Taxes) suffered or incurred by the Buyer Parties by reason of any breach of warranty set forth in Article 7 or Article 11 hereof or pursuant to any certificate executed by the BA Blocker Corp. and delivered to Buyer pursuant to or in connection with this Agreement. BACI hereby agrees to save, indemnify and hold harmless the Buyer Parties from and against, and shall on demand reimburse the Buyer Parties for all Losses (excluding any Losses related to Taxes) suffered or incurred by the Buyer Parties by reason of nonfulfillment of any covenant or agreement to be performed or complied with by the BA Blocker Corp. under this Agreement or any liabilities or obligations of BA Blocker Corp. of any nature based on events or conditions occurring, existing or arising at any time on or prior to the Closing Date, fixed or contingent, known or unknown, except in respect of Taxes which are the subject of Section 14.2 hereof. Each BA Blocker Corp. Shareholder severally (and not jointly), hereby agrees to save, indemnify and hold harmless the Buyer Parties from and against and shall on demand reimburse the Buyer Parties by reason of any breach of warranty of such BA Blocker Corp. Shareholder set forth in Article 9 hereof or pursuant to any certificate executed by such BA Blocker Corp. Shareholder and delivered to Buyer pursuant to or in connection with this Agreement or nonfulfillment of any covenant or agreement to be performed or complied in by such BA Blocker Corp. Shareholder under this Agreement.

     (d) Each Allied Blocker Corp. Shareholder, severally (and not jointly, in accordance with their Allied Percentage Interest), hereby agrees to save, indemnify and hold harmless the Buyer Parties from and against, and shall on demand reimburse the Buyer Parties for any and all Losses (excluding any Losses related to Taxes) suffered or incurred by the Buyer Parties by reason of any breach of warranty set forth in Article 8 or Article 11 hereof or pursuant to any certificate executed by the Allied Blocker Corp. and delivered to Buyer pursuant to or in connection with this Agreement, or nonfulfillment of any covenant or agreement to be performed or complied with by the Allied Blocker Corp. under this Agreement, or any liabilities or obligations of Allied Blocker Corp. of any nature based on events or conditions occurring, existing or arising at any time on or prior to the Closing Date, fixed or contingent, known or unknown, except in respect of Taxes which are the subject of Section 14.2 hereof. Each Allied Blocker Corp. Shareholder severally (and not jointly), hereby agrees to save, indemnify and hold harmless the Buyer

Parties from and against, and shall on demand reimburse the Buyer Parties by reason of any breach of warranty of such Allied Blocker Corp. Shareholder set forth in Article 9 hereof or pursuant to any certificate executed by such Allied Blocker Corp. Shareholder and delivered to Buyer pursuant to or in connection with this Agreement or nonfulfillment of any covenant or agreement to be performed or complied with by such Allied Blocker Corp. Shareholder under this Agreement.

     (e) Buyer hereby agrees to save, indemnify and hold harmless the Seller Parties from, against and in respect of, and shall on demand reimburse the Seller Parties for any and all Losses suffered or incurred by the Seller Parties by reason of any breach of warranty by the Buyer Parties or nonfulfillment of any covenant or agreement to be performed or complied with by the Buyer Parties under this Agreement or in any certificate executed by any of the Buyer Parties and delivered to the Seller Parties pursuant to or in connection with this Agreement, including, without limitation, the Representation Letters executed by the Buyer Parties.

     14.2  Excluded Taxes; Indemnification by the Sellers.

     (a) The Sellers, severally (and not jointly, in accordance with their Subject Percentage Interest), agree to save, indemnify and hold harmless the Buyer Parties from and against, and shall on demand reimburse the Buyer Parties for all Losses suffered or incurred by the Buyer Parties in respect of all Taxes
(i) imposed on any of the Companies or for which any of the Companies may otherwise be liable for any taxable year that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, and (ii) imposed on any of the Companies as a result of any breach of a representation or warranty contained in Section 5.17.

     (b) The Allied Blocker Corp. Shareholders, severally (and not jointly, in accordance with their Allied Percentage Interest), agree to save, indemnify and hold the Buyer Parties harmless from and against, and shall on demand reimburse the Buyer Parties for all Taxes (i) imposed on Allied Blocker Corp. or for which Allied Blocker Corp. may otherwise be liable with respect to any taxable year or period that ends on or before the Closing Date and with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (except to the extent such Taxes arise from a breach of any Buyer Party's representations in Section 10.17 hereof), and (ii) imposed on Allied Blocker Corp. as a result of any breach of a representation and warranty contained in
Section 8.6, in either case that are not included or reflected in and as part of Blocker Corp. Tax Amount.

     (c) BACI agrees to save, indemnify and hold the Buyer Parties harmless from and against, and shall on demand reimburse the Buyer Parties for all Taxes (i) imposed on BA Blocker Corp. or for which BA Blocker Corp. may otherwise be liable with respect to any taxable year or period that ends on or before the Closing Date and with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (except to the extent such Taxes arise from a breach of any Buyer Party's representations in Section 10.17 hereof), and (ii) imposed on BA Blocker Corp. as a result of any breach of a representation and warranty contained in Section 7.6, or as a result of any breach of a covenant, representation or warranty in the Representation Letters executed by BA Blocker Corp. in either case that are not included or reflected in and as part of Blocker Corp. Tax Amount; provided that in the event that an indemnification obligation of BACI arises under this Section 14.2(c) as a result of the failure of the BA Merger to qualify as a reorganization under section 368(a)(1)(A) of the Code for any reason other than a breach of BA Blocker Corp.'s representations in Section 7.6 hereof, then such indemnification obligation shall be reduced by any tax savings actually realized or to be realized by Buyer for any taxable period by reason of such failure or the circumstances giving rise thereto (based on reasonable assumptions relating to utilization and applicable marginal tax rates and taking into account the time value of money with a discount rate equal to Buyer's cost of capital during the prior year).

     (d) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

          (i) in the case of any Taxes based upon or related to income or receipts, the amount which would be payable if the taxable year ended or is treated as ending as of the end of the Closing Date;

          (ii) in the case of Taxes other than Taxes based upon or related to income or receipts, the amount of such Taxes of the entire period, multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period beginning on the first day of the period and ending on the Closing Date and the denominator of which is the number of calendar days in the entire period; and

          (iii) adjusted to exclude the effect of any extraordinary transactions occurring at the direction of the Buyer Parties after the Closing but on the Closing Date if such transactions are not contemplated by this Agreement.

     14.3 Survival and Other Matters. Each representation, warranty, indemnity, covenant and agreement of each of the parties hereto shall survive the Closing; provided, however, that no party shall be entitled to assert claims against any other for misrepresentations or breach of warranty under or pursuant to this Agreement unless the party asserting such claim shall notify the other in writing of such claim within one (1) year after the Closing Date; provided, however, that the foregoing limitations on the survival of representations and warranties shall not apply to (i) any of the representations and warranties in or pursuant to the first two sentences of Section 5.1(a) (Organization and Ownership Structure), Section 5.1(b), the first sentence of Section 5.7(c) (Title to Assets), Section 6.1 (Title to Membership Interests), Section 6.2 (Capacity, Power and Authority), the first two sentences of Section 7.1 (Organization and Standing), Section 7.2 (Capitalization), Section 7.5 (No Investments, Operations, Liabilities), the first two sentences of Section 8.1 (Organizational Standing), Section 8.2 (Capitalization), Section 8.5 (No Investments, Operations, Liabilities), Section 9.1 (Title to Shares), Section
9.2 (Capacity, Power and Authority), Section 10.1 (Organization and Standing) and Section 10.2 (Capitalization), all of which shall survive indefinitely; (ii) any of the representations and warranties in or pursuant to Section 5.13 (Environmental Matters), which shall survive Closing for a period ending on the earlier of three (3) years from the Closing Date or the Environmental Termination Date; and (iii) any of the representations and warranties in or pursuant to Section 5.17 (Taxes), Section 7.6 (Taxes), Section 8.6 (Taxes),
Section 10.17 (Tax Representations), which shall survive for the statute of limitations applicable thereto in respect of the subject matter thereof and provided further that the indemnification obligation under Section 14.2 hereof shall only survive for the statute of limitations applicable thereto in respect of the subject matter thereof. The aggregate liability of the Sellers for indemnification pursuant to Section 14.1 shall be first satisfied from the Escrow Shares and Escrow Amount deposited with the Escrow Agent under the Escrow Agreement, and proceeds therefrom, in accordance with the terms and conditions thereof. Notwithstanding any of the foregoing, should the Closing occur, in no event shall Sellers in the aggregate or Buyer have any liabilities under or pursuant to this Agreement for any misrepresentation or breach of warranties or covenants hereunder in excess of the Indemnification Cap, except in respect of the representations and warranties referred to clauses (i) and (iii) of the first sentence of this Section 14.3 or in the case of fraud or knowing or intentional misrepresentation or breach, which shall not be subject to the Indemnification Cap. Notwithstanding anything herein to the contrary, in no event shall either Buyer on the one hand, or Sellers on the other hand, be entitled to indemnification pursuant to Section 14.1 hereof until the aggregate of all Losses for which indemnification is sought pursuant to Section 14.1 exceeds the Indemnification Threshold, after which Buyer or Sellers, as the case may be, shall be entitled to be indemnified for all Losses, in excess of the Indemnification Threshold, except in respect of the representations and warranties referred to in clauses (i) and (iii) of the first sentence of this
Section 14.3, or the covenants contained in Sections 12.2(f), (g) and (h), or in the case of fraud or knowing or intentional misrepresentation or breach, each of which shall not be subject to the Indemnification Threshold; provided, further, that Buyer shall not be entitled to indemnification pursuant to Section 14.1 hereof for claims made after the first anniversary of the Closing Date in respect of the representations and warranties referred to in clause (ii) of the first sentence of this Section 14.3 until the aggregate of all Losses for which indemnification is sought pursuant to Section
14.1 exceeds both the Indemnification Threshold and the Additional Threshold, after which Buyer shall be entitled to be indemnified for all Losses in excess of the Indemnification Threshold and Additional Threshold. In cases where the Indemnification Threshold applies, no Seller shall be required to make any payments on any Loss attributable to such Seller until the aggregate amount of such Loss attributable to such Seller exceeds such Seller's Subject Percentage Interest of the Indemnification Threshold. In cases where the Indemnification Cap applies, for all Losses in respect of which the Sellers' indemnification obligation hereunder is limited to their respective Subject Percentage Interest, no Seller shall be required to make any payments in respect of such Losses in excess of such Seller's Subject Percentage Interest of the Indemnification Cap.

     14.4 Provisions Regarding Indemnification. If, within the applicable survival period, any third party shall notify any Party (the "Indemnified Party") with respect to any third party claim or the commencement of any tax audit or any similar investigation by any taxing authority which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article 14, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnified Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced. In the event any Indemnifying Party notifies the Indemnified Party within 20 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to any settlement with respect to the matter without the written consent of the Indemnifying Party, and
(iv) without the written consent of the Indemnified Party, the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement unless the Indemnifying Party pays all amounts in full and such judgment or settlement includes a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto.

     14.5 Tax Consequences. Any payment received by the Buyer or the Seller Parties under this Article shall be deemed to be an adjustment to the Aggregate Purchase Price.

     14.6 Exclusive Remedy. Following the Closing, the indemnification rights provided by this Article 14 shall be the sole and exclusive remedy available under contract, tort or other legal theories to the parties hereto for breach, misrepresentation or default by any party under or in respect of this Agreement, except in the case of fraud or knowing or intentional breach, misrepresentation or default, and except for any equitable remedies that may be available to a party.

                                   ARTICLE 15

                                  DEFINITIONS

     As used herein, the terms used in this Article 15 shall have the meanings set forth therein and herein unless the context otherwise requires, and such terms shall be equally applicable to the singular and plural terms defined.

     "Accounting Expert" means Arthur Andersen LLP.

     "Additional Threshold" means $500,000.

     "Affected Seller" has the meaning set forth in Section 16.11(f) hereof.

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

     "Aggregate Purchase Price" means the aggregate of the Merger Shares, Stock Consideration, Cash Consideration and Warrants.

     "Agreement" means this Acquisition Agreement.

     "Allied Blocker Acquisition Corp." means AA Blocker Acquisition Corp., a Maryland corporation.

     "Allied Blocker Acquisition Corp. Stock" means the entire authorized capital stock of Allied Blocker Acquisition Corp.

     "Allied Blocker Corp." means Allied Aurora Acquisition Corp., a Maryland corporation.

     "Allied Blocker Corp. Shareholders" means Allied Capital and Allied Investment.

     "Allied Blocker Corp. Stock" has the meaning set forth in Section 8.2.

     "Allied Blocker Corp. Tax Amount" has the meaning set forth in Section 1.4(a).

     "Allied Capital" means Allied Capital Corporation, a Maryland corporation.

     "Allied Effective Time" has the meaning set forth in Section 1.2.2(b).

     "Allied Investment" means Allied Investment Corporation, a Maryland corporation.

     "Allied Merger" has the meaning set forth in Section 1.2.2(a).

     "Allied Merger Shares" has the meaning set forth in Section 1.2.2(f).

     "Allied Percentage Interest" means with respect to any Allied Blocker Corp. Shareholder, that percentage set forth for such Allied Blocker Corp. Shareholder on Schedule 14.1(d).

     "Allied Surviving Corporation" has the meaning set forth in Section
1.2.2(a).

     "Articles of Merger" has the meaning set forth in Section 1.2.2(b).

     "Assets" has the meaning set forth in Section 5.7(c) hereof.

     "Aurora Holding" means Aurora Holding, L.L.C., a Delaware limited liability company.

     "Authorized Shares" has the meaning set forth in Section 10.2(a) hereof.

     "BA Blocker Acquisition Corp." means BA Blocker Acquisition Corp., a Delaware corporation.

     "BA Blocker Acquisition Corp. Stock" means the entire authorized capital stock of BA Blocker Acquisition Corp.

     "BA Blocker Corp." means Aurora Management, Inc., a Delaware corporation.

     "BA Blocker Corp. Shareholders" means BACI, together with Frank D. Osborn, a resident of the State of Connecticut, and Frank G. Washington, a resident of the State of California.

     "BA Blocker Corp. Stock" has the meaning set forth in Section 7.2.

     "BA Blocker Corp. Tax Amount" has the meaning set forth in Section 1.4(a).

     "BA Effective Time" has the meaning set forth in Section 1.2.1(b).

     "BA Merger" has the meaning set forth in Section 1.2.1(a).

     "BA Merger Shares" has the meaning set forth in Section 1.2.1(f).

     "BA Surviving Corporation" has the meaning set forth in Section 1.2.1(a).

     "BACI" means BancAmerica Capital Investors SBIC I, L.P., a Delaware limited partnership.

     "Balance Sheet Date" means September 30, 2001.

     "Barter Agreements" has the meaning set forth in Section 5.18 hereof.

     "Blocker Corp. Shareholders" means collectively, Allied Blocker Corp. Shareholders and BA Blocker Corp. Shareholders.

     "Blocker Corp. Tax" means and shall include all liabilities of any Blocker Corp. for Taxes as of the Closing Date, giving effect for operations of such Blocker Corp. through the Closing Date and all transactions occurring coincident with or prior thereto, wherein such Tax liability shall include all Taxes imposed on such Blocker Corp. or for which such Blocker Corp. may otherwise be liable for any taxable year or period that ends on or before the Closing Date, and, with respect to any taxable year or period that begins before and ends after the Closing Date, the portion of such taxable year ending on and including the Closing Date. In this regard, in the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be: (i) in the case of any Taxes based upon or related to income or receipts, the amount of which would be payable if the taxable year ended or is treated as ending as of the end of the Closing Date; (ii) in the case of Taxes other than Taxes based upon or related to income or receipts, the amount of such Taxes for the entire period, multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period; and (iii) adjusted to exclude the effect of any extraordinary transactions occurring at the direction of the Buyer Parties after the Closing but on the Closing Date if such transactions are not contemplated by this Agreement.

     "Blocker Corp. Tax Amount" has the meaning set forth in Section 1.4(a) hereof.

     "Blocker Corps." means BA Blocker Corp. and Allied Blocker Corp.

     "Business" means the business, operations, obligations and activities of all of the Companies collectively, useful for and in connection with the Stations.

     "Buyer" means Cumulus Media Inc., an Illinois corporation.

     "Buyer Commission Authorizations" has the meaning set forth in Section
10.18 hereof.

     "Buyer Material Adverse Effect" means any change or effect that is or would be materially adverse to the Condition of Buyer and its subsidiaries, taken as a whole.

     "Buyer Material Contracts" has the meaning set forth in Section 10.10 hereof.

     "Buyer Parties" means collectively, Buyer, BA Blocker Acquisition Corp. and Allied Blocker Acquisition Corp.

     "Buyer Proxy Statement" has the meaning set forth in Section 10.9(a) hereof.

     "Buyer Repairs" has the meaning set forth in Section 13.1(h) hereof.

     "Buyer SEC Documents" has the meaning set forth in Section 10.6 hereof.

     "Buyer Shareholders Meeting" has the meaning set forth in Section 12.13 hereof.

     "Buyer Stations" means the radio stations owned and operated by Buyer and its subsidiaries.

     "Cash Consideration" means the payments described in clauses (i), (ii) and
(iii) of Section 1.3.3.

     "Cash Percentage" means, with respect to any Member, that percentage of the Cash Consideration set forth for such Member on Schedule 1 hereto.

     "Certificate of Merger" has the meaning set forth in Section 1.2.1(b).

     "Class A Common Stock" has the meaning set forth in Section 1.2.2(f) hereof.

     "Class B Common Stock" has the meaning set forth in Section 1.2.1(f) hereof.

     "Class B Consent" means the written consent of the Consent Right Holders (as that term is defined in the Articles of Incorporation of Buyer) to the acquisition provided herein as required by the Articles of Incorporation of Buyer.

     "Class B Shareholder Agreement" means a Shareholder Agreement substantially in the form of Exhibit 3.2(r) hereto.

     "Closing" has the meaning set forth in Section 3.1 hereof.

     "Closing Date" has the meaning set forth in Section 3.1 hereof.

     "Closing Payment" or "Closing Payments" has the meaning set forth in
Section 1.3.3 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" has the meaning set forth in the preamble hereto.

     "Commitments" has the meaning set forth in Section 12.17 hereof.

     "Communications Act" means the Communications Act of 1934.

     "Companies" means Company, together with the Subsidiaries.

     "Company" means Aurora Communications, LLC, a Delaware limited liability company.

     "Company Benefit Plans" has the meaning set forth in Section 5.14(a) hereof.

     "Company Material Adverse Effect" means any change or effect that is or would be materially adverse to the Condition of the Companies, taken as a whole.

     "Company LLC Agreement" means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 30, 1999, as amended.

     "Condition" means, with respect to any Person, the business, operations, condition (financial or otherwise) or results of operations of such Person.

     "Contracts" has the meaning set forth in Section 5.8(a) hereof.

     "Cure Period" has the meaning set forth in Section 13.1(b) hereof.

     "Delaware Code" means the General Corporation Law of the State of Delaware.

     "Denial Order" has the meaning set forth in Section 2.3 hereof.

     "EITF" means Emerging Issues Task Force.

     "Entities" means the Company, Allied Blocker Corp. and BA Blocker Corp.

     "Environmental Complaint" has the meaning set forth in Section 5.14(b) hereof.

     "Environmental Termination Date" means the date on which a transaction of the type described in clauses (i) and (ii) of Schedule 12.4 hereto is consummated; provided that for purposes of this definition, the "20%" in clause
(i) shall be deemed to be "50%".

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means with respect to a Person, any other Person that is required to be aggregated with such Person under Section 4.14(b), (c), (m) and/or (o) at any time prior to the Closing Date.

     "ERISA Plan" has the meaning set forth in Section 5.14(a) hereof.

     "Escrow Account" has the meaning set forth in Section 1.3.3 hereof.

     "Escrow Agent" means SunTrust Bank, Atlanta.

     "Escrow Agreement" has the meaning set forth in Section 1.6 hereof.

     "Escrow Amount" has the meaning set forth in Section 1.6 hereof.

     "Escrow Shares" has the meaning set forth in Section 1.6 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Aurora Credit Facilities" means (i) the Credit Agreement, dated as of August 31, 1999, as amended May 8, 2001 among Aurora Holding, Heller Financial, Inc., and the other agents and lenders party thereto and (ii) the Subordinated Loan Agreement, dated as of September 10, 1999, as amended May 8, 2001, among the Subsidiaries, the Company, Aurora Holding, and the Allied Blocker Corporation Shareholders.

     "Existing Debt" means all indebtedness of Aurora Holding outstanding immediately prior to the Closing under the Existing Aurora Credit Facilities, including all principal, accrued interest, fees, any applicable prepayment premiums and any other amounts then owing thereunder or payable in connection with the discharge of such indebtedness.

     "Existing Debt Payoff Amount" has the meaning set forth in Section 1.3.5 hereof.

     "FASB" means Financial Accounting Standards for Broadcasters.

     "FCC" has the meaning set forth in the preamble hereto.

     "Final Order" has the meaning set forth in Section 2.4 hereof.

     "Financial Statements" has the meaning set forth in Section 5.4(a) hereof.

     "Financing" has the meaning set forth in Section 10.7 hereof.

     "Financing Letter" has the meaning set forth in Section 10.7 hereof.

     "FTC" means the Federal Trade Commission.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means any foreign, domestic, federal territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Hazardous Discharge" has the meaning set forth in Section 5.13(b) hereof.

     "Hazardous Substance" has the meaning set forth in Section 5.13(a) hereof.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Taxes" has the meaning set forth in Section 5.18(a) hereof.

     "Indemnification Cap" means the amount set forth on Schedule 14.3 hereto.

     "Indemnification Threshold" means $250,000.

     "Indemnified Party" has the meaning set forth in Section 14.4 hereof.

     "Indemnifying Party" has the meaning set forth in Section 14.4 hereof.

     "Initial Order" means the Commission's issuance of its approval of the transfer of control of the License Subsidiaries to Buyer or any entity determined by Buyer in accordance with the terms of this Agreement and without any condition which Buyer reasonably determines to be adverse to Buyer.

     "Inspection" has the meaning set forth in Section 12.20 hereof.

     "Investor Rights Agreement" means the Investor Rights Agreement among BACI, BA Blocker Corp. Frank D. Osborn and Frank G. Washington, dated as of May 3, 1999, as amended.

     "Knowledge" or "Knows" in the case of the Company, means actual knowledge of Frank Osborn, Vince Cremona and Michael Mangan; in the case of BACI means the actual knowledge of Robert H. Sheridan III; in the case of Allied Capital, actual knowledge of Thomas Westbrook; in the case of Allied Investment, means the actual knowledge of Thomas Westbrook; in the case of any Buyer Party and any of the Significant Subsidiaries means Lewis W. Dickey, Jr., Jonathan Pinch, Martin Gausvik and John Dickey; in the case of an individual, means the actual knowledge of such individual; in the case of a partnership, means the actual knowledge of the managing general partner of such partnership; in the case of a limited liability company, means the actual knowledge of the manager(s); in the case of a corporation, means the actual knowledge of any officer of the corporation.

     "Leased Real Property" has the meaning set forth in Section 5.7(a) hereof.

     "Legally Required Shareholder Vote" has the meaning set forth in Section 10.12.

     "Lenders" means those Persons to which the Existing Debt is owed.

     "License Subsidiaries" means Aurora of Bridgeport License Company, a Delaware limited liability company; Aurora of Westchester License Company, LLC, a Delaware limited liability company; Aurora of Danbury License Company, LLC, a Delaware limited liability company; and Aurora of Poughkeepsie License Company, LLC, a Delaware limited liability company.

     "Liens" means any and all liens, pledges, charges, mortgages, security interests, restrictions, easements, liabilities, claims, title defects, encumbrances or rights of others of every kind and description.

     "Losses" has the meaning set forth in Section 14.1(a) hereof.

     "Market Value" means the greater of (i) a number equal to the average closing market price per share (or if there is no sale on any such date, then the average between the closing bid and asking price on any such day) for shares of Class A Common Stock during the thirty (30) consecutive trading days ending on the second (2nd) trading day prior to the Closing reported by Nasdaq; or (ii) $12.00.

     "Material Contracts" has the meaning set forth in Section 5.8 hereof.

     "Members" means Heller Financial, Inc., a Delaware corporation; UnionBanCal Venture Corporation, a Delaware corporation; Frank D. Osborn, a resident of the State of Connecticut; Frank G. Washington, a resident of the State of California; Vincent M. Cremona, a resident of the State of Connecticut; and Aurora Management Group, LLC, a Delaware limited liability company.

     "Membership Assignments" has the meaning set forth in Section 1.1 hereof.

     "Membership Interests" has the meaning set forth in Section 1.1 hereof.

     "Merger Shares" has the meaning set forth in Section 1.2.2(f) hereof.

     "Merger Shares Registration Statement" means the registration statement on Form S-3, or other applicable form of registration statement, prepared and filed with the SEC by Buyer pursuant to the Registration Rights Agreement providing for the resale of the shares of Class A Common Stock, and the Class A Common Stock issuable upon conversion of the shares of Class B Common Stock comprising the Merger Shares, the Stock Consideration, and the Warrant Shares.

     "Nasdaq" means the Nasdaq Stock Market, Inc.

     "Non-Compete Agreement" means the non-compete agreement referred to in
Section 12.11 hereof.

     "Non-Compete Payments" has the meaning set forth in Section 1.3.4 hereof.

     "Operating Subsidiaries" means Aurora of Bridgeport, LLC, a Delaware limited liability company; Aurora of Westchester, LLC, a Delaware limited liability company; Aurora of Danbury, LLC, a Delaware limited liability company; and Aurora of Poughkeepsie, LLC, a Delaware limited liability company.

     "Owned Real Property" has the meaning set forth in Section 5.7(a) hereof.

     "Permits" means all certificates, licenses, permits, franchises, authorizations, variances, waivers, consents and approvals of any governmental entity.

     "Permitted Liens" has the meaning set forth in Section 5.7(c) hereof.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate or unincorporated organization.

     "Pre-Closing Escrow Agent" means SunTrust Bank, Atlanta.

     "Pre-Closing Escrow Agreement" has the meaning set forth in Section 1.5(a) hereof.

     "Pre-Closing Escrow Shares" has the meaning set forth in Section 1.5(a) hereof.

     "Pre-Closing Escrow Shares Registration Statement" means the registration statement on Form S-3, or other applicable form of registration statement, prepared and filed with the SEC by Buyer pursuant to the Registration Rights Agreement providing for the resale of shares Class A Common Stock which comprise the Pre-Closing Escrow Shares.

     "Real Property" has the meaning set forth in Section 5.7(a) hereof.

     "Receivables" has the meaning set forth in Section 5.9 hereof.

     "Registration Rights Agreement" has the meaning set forth in Section 1.5(b) hereof.

     "Registration Statements" means the Pre-Closing Escrow Shares Registration Statement and the Merger Shares Registration Statement.

     "Requisite Buyer Vote" has the meaning set forth in Section 4.1(e) hereof.

     "Representation Letters" has the meaning set forth in Section 12.25.

     "Rule 144" has the meaning set forth in Section 11.3(a) hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller Commission Authorizations" has the meaning set forth in Section 5.6(b) hereof.

     "Seller Parties" means collectively, Sellers' Representatives, the Company, Blocker Corps. and Sellers.

     "Seller Returns" has the meaning set forth in Section 12.15(a) hereof.

     "Sellers' Repairs" has the meaning set forth in Section 13.1(g) hereof.

     "Sellers' Representatives" means Frank Osborn, a resident of the State of Connecticut and BACI.

     "Sellers" means the Members and the Blocker Corp. Shareholders.

     "Shares" means collectively, the issued and outstanding shares of BA Blocker Corp. Stock and Allied Blocker Corp. Stock.

     "Significant Subsidiary" means Caribbean Communications Company, Ltd., Cumulus Holdings, Inc., Cumulus Broadcasting, Inc., Cumulus Licensing Corporation and Cumulus Wireless Services, Inc.

     "Site" means each site owned or leased by any of the Companies on which a tower used for the transmission of radio signals is located and each site owned by any of the Companies on which improvements, including but not limited to office buildings, are located.

     "Stations" has the meaning set forth in the preamble hereto.

     "Stock Consideration" has the meaning set forth in Section 1.3.2 hereof.

     "Straddle Returns" has the meaning set forth in Section 12.15(a) hereof.

     "Subject Percentage Interest" means, with respect to any Seller, that percentage set forth for such Seller on Schedule 1 hereto.

     "Subsidiaries" means Operating Subsidiaries, License Subsidiaries and Aurora Holding.

     "Surveys" has the meaning set forth in Section 12.18 hereof.

     "Surviving Representations" has the meaning set forth in Section 14.3 hereof.

     "Taxes" or "Tax" means all taxes or other fiscal levies imposed by any Governmental Authority, domestic or foreign, including without limitation, any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or environmental tax, custom, duty or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed or assessed by any Governmental Authority with respect thereto.

     "Tax Returns" means all federal, state, local or foreign returns or reports with respect to Taxes, including declarations of estimated Tax.

     "Tests" has the meaning set forth in Section 12.20 hereof.

     "Title Company" has the meaning set forth in Section 12.17 hereof.

     "Title Objections" shall have the meaning set forth in Section 12.17 hereof.

     "Transaction Documents" means all documents, agreements and instruments to be executed in connection with this Agreement.

     "Transfer of Control Applications" has the meaning set forth in Section 2.2 hereof.

     "URLS" has the meaning set forth in Section 5.12 hereof.

     "Warrants" means the warrants to be issued under Article 1 in the form of
Exhibit 15 attached hereto.

     "Warrant Shares" means the shares issued upon the exercise of Warrants.

                                   ARTICLE 16

                                 MISCELLANEOUS

     16.1 Binding Agreement. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     16.2 Assignment. This Agreement and all rights of Buyer hereunder shall be assignable by Buyer to one or more subsidiaries or affiliates of Buyer, prior to the Closing upon prior notice to Sellers, and after the Closing may be assigned by Buyer in any manner they deem appropriate, in each case without the consent of any of the Seller Parties, although Buyer shall remain liable for the performance of any assignee in respect thereof, provided that such assignment would not delay the Closing. This Agreement shall not be assignable by any of the Seller Parties without the prior written consent of Buyer. No assignment shall relieve the assigning party of its obligations hereunder.

     16.3 Law To Govern. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Georgia, except in respect of the BA Merger and Allied Merger which shall be governed by and construed and enforced in accordance with the Delaware Code and Maryland Code, respectively.

     16.4 Notices. All notices shall be in writing and shall be deemed to have been duly given if delivered personally or when deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid to the other party hereto at the following addresses:

     if to Buyer, to:

     Cumulus Media Inc.
     3535 Piedmont Rd.
     Building 14, 14th Floor
     Atlanta, Georgia 30305
     Attn: Lewis W. Dickey, Jr.

     with a copy to:

     Jones, Day, Reavis & Pogue
     3500 SunTrust Plaza
     303 Peachtree Street
     Atlanta, GA 30308-3242
     Attn: John E. Zamer, Esq.

     if to the Company, to:

     Aurora Communications, LLC
     Three Stamford Landing
     Suit 210
     46 Southfield Avenue
     Stamford, CT 06902
     Attn: Mr. Frank Osborn

     with copies to:

     Paul, Weiss, Rifkind, Wharton & Garrison
     1285 Avenue of the Americas
     New York, NY 10019
     Attn: Richard Borisoff, Esq.

     if to any of Sellers: to the addresses listed on the signature pages hereto if to Sellers' Representatives, to:

     Frank Osborn
     64 Hemlock Hill Road
     New Canaan, CT 06848

            and

     BancAmerica Capital Investors SBIC I L.P.
     100 N. Tryon Street, 25th Floor
     Charlotte, NC 28255-0001
     Attention: Robert H. Sheridan, III
     with copies to:

     Paul, Weiss, Rifkind, Wharton & Garrison
     1285 Avenue of the Americas
     New York, NY 10019
     Attn: Richard Borisoff, Esq.

or to such other addresses as any such party may designate in writing in accordance with this Section 16.4.

     16.5 Fees and Expenses. Except as expressly set forth in this Agreement, each of the parties shall pay its own fees and expenses with respect to the transactions contemplated hereby.

     16.6 Entire Agreement. This Agreement and the Transaction Documents set forth the entire understanding of the parties hereto in respect of the subject matter hereof and may not be modified or amended except by a written agreement specifically referring to this Agreement or the particular Transaction Document signed by all of the parties hereto or thereto. This Agreement and the Transaction Documents supersede all prior agreements and understandings among the parties with respect to such subject matter.

     16.7 Aurora Management Group, LLC Matters. The Sellers which are members of Aurora Management Group, LLC, hereby covenant and agree to be liable for all representations, warranties, covenants and obligations of Aurora Management Group LLC as a Member and Seller hereunder, severally in accordance with their respective interests in Aurora Management Group LLC as set forth on Schedule
16.7 hereto.

     16.8 Waivers. Subject to applicable law, this Agreement may be amended or supplemented only by a writing signed by Buyer, Sellers (subject to the last sentence of this Section 16.8) and each other party hereto whose rights or obligations are affected by such amendment or supplement. No waiver of compliance with any provision or condition of this Agreement shall be effective unless evidenced by a writing signed by the party against whom enforcement of such waiver is sought. Notwithstanding the foregoing, any amendment, supplement or waiver of any provision or condition of this Agreement shall be binding on all of the Sellers (and Sellers' Representatives) if evidenced by a writing signed by Sellers entitled to receive a majority of the consideration to be received by Sellers hereunder or by Sellers' Representatives; provided that any amendment, supplement or waiver that would change the amount, form or timing of receipt of the consideration to be provided to Sellers by Buyer hereunder or would otherwise materially adversely affect the rights of a Seller relative to other Sellers shall not be effective unless signed by the affected Seller.

     16.9 Severability. Any provision of this Agreement which is rendered unenforceable by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

     16.10 No Third-Party Beneficiaries. Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

     16.11  Appointment of Sellers' Representatives.

     (a) Each Seller appoints the Sellers' Representatives (with full power of substitution) as his, her or its agent and attorney-in-fact to act for him, her or it and in his, her or its name in connection with all matters related to this Agreement and the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents, and each of them gives the Sellers' Representatives full power and authority to deliver certificates or other evidence of ownership for his, her or its Shares or Membership Interests, as the case may be, to take all action contemplated to be taken by the Sellers' Representatives under this Agreement and the Transaction Documents, to receive on his, her or its behalf the purchase price for his, her or its Shares or Membership Interests payable pursuant to Article II, to execute amendments, supplements or waivers to this Agreement and the Transaction Documents (so long as such amendment has been properly authorized by Sellers pursuant to Section 17.7), to give and receive all notices and other communications relating to this Agreement and Transaction Documents, and to execute any instruments and documents that the Sellers' Representatives may determine necessary in the exercise of their authority pursuant to this power of attorney, all without notice to any of them and with the same effect as if they had themselves taken such action; and each of the Sellers acknowledges and agrees that they shall be bound by, and Buyer may rely and act upon, any action taken by Sellers' Representatives on behalf of the Sellers and upon any instruments and documents signed by Sellers' Representatives with the same force and effect as if Sellers had themselves so acted. By their execution hereof, Sellers' Representatives hereby accept such appointment and agree to act as Sellers' Representatives under this Agreement and the Transaction Documents and in connection therewith.

     (b) Sellers' Representatives shall not be liable to Sellers for any action taken or omitted by Sellers' Representatives in good faith, and in no event shall Sellers' Representatives be liable or responsible except for their own gross negligence or willful misconduct. Sellers shall be liable, jointly and severally, to hold Sellers' Representatives (acting in such capacity, but not in their capacity as a Seller) harmless from, and to indemnify and reimburse Sellers' Representatives for, all amounts paid by Sellers' Representatives pursuant to this Agreement and the Transaction Documents and all Losses arising in connection with any action, suit or claim arising under this Agreement and the Transaction Documents, provided that Sellers' Representatives have not acted with gross negligence, bad faith or willful misconduct with respect to any of the events relating to such claims, liabilities, losses or expenses.

     (c) The Sellers, severally (and not jointly, in accordance with their Subject Percentage Interest) agree to save, indemnify and hold BACI harmless from and against, and shall on demand reimburse BACI for all Taxes other than federal, state and local income Taxes payable by BACI pursuant to Section 14.2(c).

     (d) The Sellers, severally (and not jointly, in accordance with their Subject Percentage Interest) agree to save, indemnify and hold each Sellers' Representative harmless from and against, and shall on demand reimburse such Sellers' Representatives for all costs, losses, claims, damages, disbursements, liabilities and expenses, including reasonable costs of investigation, court costs and attorney's fees for which such Sellers' Representative is liable pursuant to Section 8 of the Escrow Agreement.

     (e) Each Seller agrees to cooperate with the Sellers' Representatives in all respects in order to enable the Sellers' Representatives to act on behalf of such Seller under the relevant provisions of the Escrow Agreement, including providing prompt responses, directions and instructions to the Sellers' Representatives in response to any inquiries of such Seller by Sellers' Representatives.

     (f) Sellers' Representatives agree to provide each Seller with written notice of any claim made against the Seller (the "Affected Seller") for indemnification pursuant to Sections 14.1 and 14.2 of this Agreement and Section 4(a) of the Escrow Agreement within two business days of receipt of such claim from Buyer. Sellers' Representatives shall give each Affected Seller an opportunity to participate in the response to any claim, provided that the Affected Seller responds promptly to the notice.

     16.12 Choice of Law, Submission to Jurisdiction, Etc. Each Seller hereby irrevocably submits to the nonexclusive jurisdiction of any federal court sitting in the Northern District of Georgia, as Buyer may elect, in any suit, action or proceeding arising out of or relating to this Agreement or any document executed in connection herewith. Each Seller hereby irrevocably agrees that all claims in respect to such suit, action or proceeding may be heard and determined in any of such courts. Each Seller irrevocably waives, to the fullest extent permitted by law, any objection which such Seller may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and each Seller further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Seller hereby expressly waives all rights of any other jurisdiction which such Seller may now or hereafter have by reason of its present or subsequent domiciles. Each Seller authorizes the service of process upon such Seller by registered mail sent to the Seller at its address set forth on the signature page hereof. Each Seller hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

     16.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

     16.14 Headings. The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections and paragraphs.

     16.15 Use of Terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. Unless otherwise indicated, reference in this Agreement to a "Section" or Article" means a Section or Article, as applicable, of this Agreement. When used in this Agreement, words such as "herein", "hereinafter", "hereof", "hereto", and "hereunder" shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words "or," "either" and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     16.16 Survival. The provisions of Section 12.22, and Articles 13, 14, 15 and 16 hereof shall survive the termination of this Agreement.

                         [SIGNATURES ON THE NEXT PAGE]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          CUMULUS MEDIA INC.

                                          By:   /s/ LEWIS W. DICKEY, JR.
                                            ------------------------------------
                                              Lewis W. Dickey, Jr., Chairman and
                                              CEO

                                          BA BLOCKER ACQUISITION CORP.

                                          By:   /s/ LEWIS W. DICKEY, JR.
                                            ------------------------------------
                                              Lewis W. Dickey, Jr., President

                                          AA BLOCKER ACQUISITION CORP.

                                          By:   /s/ LEWIS W. DICKEY, JR.
                                            ------------------------------------
                                              Lewis W. Dickey, Jr., President

                                          AURORA COMMUNICATIONS, LLC

                                          By: AURORA MANAGEMENT, INC., as
                                              sole manager

                                          By:      /s/ FRANK D. OSBORN
                                            ------------------------------------
                                              Name: Frank D. Osborn
                                              Title: President

                                          Address: 3 Stanford Landing
                                                   46 Southfield Avenue, Suite
                                                   210
                                                   Stamford, CT 06902

                                          AURORA MANAGEMENT, INC.

                                          By:       /s/ FRANK D. OSBORN
                                              ----------------------------------
                                              Name: Frank D. Osborn
                                              Title: President

                                          Address: 3 Stanford Landing
                                                   46 Southfield Avenue, Suite
                                                   210
                                                   Stamford, CT 06902

                                          ALLIED AURORA ACQUISITION CORP.

                                          By:    /s/ THOMAS H. WESTBROOK
                                            ------------------------------------
                                              Name: Thomas H. Westbrook
                                              Title: President

                                          Address: 1919 Pennsylvania Avenue NW
                                                   Washington, DC 20006-3434

                                          BLOCKER CORP. SHAREHOLDERS:

                                          BANCAMERICA CAPITAL INVESTORS
                                          SBIC I, L.P., AS SELLERS

                                          By: BANCAMERICA CAPITAL
                                              MANAGEMENT SBIC I, LLC, its
                                              general partner

                                          By: BANCAMERICA CAPITAL
                                              MANAGEMENT I, L.P., its sole
                                              member

                                          By: BACM I GP, LLC, its general
                                              partner

                                          By:  /s/ ROBERT H. SHERIDAN III
                                            ------------------------------------
                                              Name: Robert H. Sheridan III
                                              Title: Managing Director

                                          Address: Bank of America Corporate
                                                   Center
                                                   25th Floor
                                                   100 North Tyron Street
                                                   Charlotte, NC 28255-0001

                                                  /s/ FRANK D. OSBORN
                                          --------------------------------------
                                          Frank D. Osborn

                                          Address: 64 Hemlock Hill Road
                                                   New Canaan, CT 06840

                                                /s/ FRANK G. WASHINGTON
                                          --------------------------------------
                                          Frank G. Washington

                                          Address: 601 University Avenue, Suite
                                                   211
                                                   Sacramento, CA 95825

                                          ALLIED CAPITAL CORPORATION

                                          By:    /s/ THOMAS H. WESTBROOK
                                            ------------------------------------
                                              Name: Thomas H. Westbrook
                                              Title:   Managing Director

                                          Address: 1919 Pennsylvania Avenue NW
                                                   Washington, DC 20006-3434

                                          ALLIED INVESTMENT CORPORATION

                                          By:     /s/ THOMAS H. WESTBROOK
                                              ----------------------------------
                                              Name: Thomas H. Westbrook
                                              Title:   Managing Director

                                          Address: 1919 Pennsylvania Avenue NW
                                                   Washington, DC 20006-3434

                                          MEMBERS:

                                          FRANK D. OSBORN
                                          ALLISON WAITE OSBORN
                                          CAROLINE LADNER OSBORN
                                          ELIZABETH ANDREW OSBORN
                                          FRANK WILLIAM OSBORN
                                          KATHERINE NELSON OSBORN

                                                  /s/ FRANK D. OSBORN
                                          --------------------------------------
                                          Frank D. Osborn, on behalf of himself
                                          and as Attorney-in-Fact

                                          Address: 64 Hemlock Hill Road
                                                   New Canaan, CT 06840

                                                /s/ FRANK G. WASHINGTON
                                          --------------------------------------
                                          Frank G. Washington

                                          Address: 601 University Avenue, Suite
                                                   211
                                                   Sacramento, CA 95825

                                                /s/ VINCENT M. CREMONA
                                          --------------------------------------
                                          Vincent M. Cremona

                                          Address: Two Lafayette Square
                                                   350 Fairfield Avenue
                                                   Bridgeport, CT 06604

                                          HELLER FINANCIAL, INC.

                                          By:       /s/ DAVID J. ALIEN
                                              ----------------------------------
                                              Name: David J. Alien
                                              Title: Vice President

                                          Address: 500 West Monroe Street
                                                   Chicago, IL 60661

                                          UNIONBANCAL VENTURE CORPORATION

                                          By:     /s/ J. KEVIN SAMPSON
                                            ------------------------------------
                                              Name: J. Kevin Sampson
                                              Title: Vice President

                                          By:      /s/ DAVID BONROUMI
                                            ------------------------------------
                                              Name: David Bonroumi
                                              Title: Vice President

                                          Address: Private Capital Group
                                                   445 South Figueroa Street,
                                                   16th Floor
                                                   Los Angeles, CA 90071

                                          AURORA MANAGEMENT GROUP, LLC

                                          By:      /s/ FRANK D. OSBORN
                                            ------------------------------------
                                              Frank D. Osborn, Authorized Person

                                          SELLERS' REPRESENTATIVES, AS
                                          ATTORNEY-IN-FACT AND ON BEHALF OF
                                          SELLERS

                                                  /s/ FRANK D. OSBORN
                                          --------------------------------------
                                          Frank D. Osborn

                                          Address: 64 Hemlock Hill Road
                                                   New Canaan, CT 06840

                                          BANCAMERICA CAPITAL INVESTORS SBIC I,
                                          L.P., AS SELLERS

                                          By: BANCAMERICA CAPITAL
                                              MANAGEMENT SBIC I, LLC, its
                                              general partner

                                          By: BANCAMERICA CAPITAL
                                              MANAGEMENT I, L.P., its sole
                                              member

                                          By: BACM I GP, LLC, its general
                                              partner

                                          By:  /s/ ROBERT H. SHERIDAN III
                                            ------------------------------------
                                              Name: Robert H. Sheridan III
                                              Title: Managing Director

                                          Address: Bank of America Corporate
                                                   Center
                                                   25th Floor
                                                   100 North Tyron Street
                                                   Charlotte, NC 28255-0001

The undersigned agrees to be bound
by the provisions of Section 16.7 as
if he were a Seller.

/s/ MICHAEL F. MANGAN
---------------------------------------------------------
Michael F. Mangan